                                                                  EXHIBIT 10.15

                            JOINT VENTURE AGREEMENT

This Joint Venture Agreement is entered into as of April 8, 1998 (the EFFECTIVE DATE") between Sagent Technology, Inc. with offices at 2225 East Bayshore Road, Suite 100, Palo Alto, CA 94303, ("SAGENT") and ISAR-VERMOGENSVERWALTUNG GBR MBH a German limited liability partnership within the meaning of the German Civil Code with the following address at Gut Keferloh 1B, D-85630 Grasbrunn/Munich, Germany ("INVESTOR").

RECITALS

A. WHEREAS the Investor is a German limited liability partnership which desires to incorporate and invest in a new German Company, referred to herein as "JVC" which will distribute the software and services of a software company in the Territory.

B. WHEREAS Sagent is a software company which seeks expanded distribution of its software and its related services in the Territory.

C. WHEREAS the Investor, will incorporate the JVC, and the JVC will receive a license for the Territory from Sagent to (i) resell Sagent products, (ii) provide authorized maintenance, training and consulting services and (iii) manage new VARs and Resellers.

D. WHEREAS the Investor's responsibilities related to the JVC will include: (1) proper incorporation of the JVC (2) the provision of start-up and operating capital for the JVC, (3) appointing three appropriate and responsible individuals of the Advisory board of the JVC and (4) voting of stock shares of the JVC.

E. WHEREAS Investor and Sagent have expressed a desire to work together to create the JVC which shall be governed by its Shareholder Agreement, its board, and the Exclusive Software Distribution Agreement and to have the JVC granted rights and privileges to distribute the software and services of Sagent in the Territory.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1     DEFINITIONS

1.1 "DISTRIBUTION AGREEMENT" shall mean the Exclusive Distribution Agreement executed on April 8, 1998 between Sagent and JVC.

1.2       Intentionally left blank.

1.3 "JVC" shall mean the company which is incorporated by Investor pursuant to the terms and conditions of this Agreement.

1.4 "RULES OF PROCEDURE FOR THE ADVISORY BOARD" shall mean the Rules of Procedure for the Advisory Board of the JVC which are set out as Exhibit D hereto.

1.5 "SHAREHOLDERS' AGREEMENT" shall mean the Shareholders' Agreement of JVC which is set out as Exhibit C hereto.

1.6 "TERRITORY" shall mean those countries / accounts set out in the Distribution Agreement.

1.7 "SAGENT PRODUCT AND SERVICES" shall mean those products and services developed or licensed by Sagent and provided by Sagent from time to time and which are distributed by the JVC in the Territory pursuant to the Terms and Conditions of the Distribution Agreement.

1.8 "SAGENT VISITING DIRECTOR" shall be that person appointed by Sagent that Investor shall establish as a visiting board member of the JVC Advisory Board. When used in this Agreement the term "approval of Sagent's Visiting Director of the JVC's Advisory Board" or similar term shall mean the affirmative approval of the Sagent Visiting Director and accordingly the failure of the Sagent Visiting Director to attend or vote will preclude the required approval.

1.9 "COMPETITOR" shall mean a Data Mart and/or Data Warehouse company or company that sells Data Access and/or Data Movement tools such as but not limited to Informatica, Microstrategy, Information Advantage, Brio, SAS.

          "INDIRECT COMPETITOR" shall mean any other software company providing Database tools or any other business competing with JVC for the same customers in Data Warehousing tools licensing transactions.

          "NON-COMPETITOR COMPANY" shall mean any company which is not a "Competitor" or an "Indirect Competitor".

ARTICLE 2     FORMATION OF JVC

2.1 INCORPORATION Promptly after the Effective Date of this Agreement, the Investor shall cause the JVC to be incorporated in the form of a German GmbH (Gesellschaft mit beschrankter Haftung), or be incorporated by using an existing German GmbH. In connection with the foregoing action the Investor shall cause the JVC to adopt the charter documents (GmbH Shareholders' Agreement and Rules of Procedure for the Advisory Board) which shall include but not be limited to the identity and voting rights of the Advisory Board and Shareholders of the JVC and which are substantially in the form of Exhibits D and E hereto.

2.2 FUNDING OF INITIAL CAPITALIZATION. The Investor agrees to provide sufficient funding up to a maximum of one and a half million Deutsche Marks (DM 1,500,000) over a three year period to enable JVC to hire personnel, obtain space and otherwise conduct its business. In no event shall Investor be required to increase its investment or have any other liability or responsibility to JVC other than the funding requirements in this section and as otherwise provided in this Agreement.

2.3 EXCEPTION. Investor shall not be required to meet its investment obligations and JVC shall not be required to meet its minimum royalty payment obligation if (i) Sagent has materially defaulted in any of its obligations set out in this Agreement between the parties and such default is not cured within ten (10) days of Investor's written notice to Sagent; or (ii) Sagent's overall revenues, commencing on the Effective Date, and excluding European revenue do not grow by at least thirty (30) percent annually or (iii) Sagent does not continue to make all reasonable commercial efforts in its pursuit of becoming a publicly traded entity.

2.4       FUNDING REQUIREMENTS.

(a) JVC shall carry all expenses related to the foundation/incorporation of JVC including but not limited to notary and legal fees. Sagent shall carry all expenses related to the acquisition of JVC including, but not limited to notary and legal fees.

(b) The Investor expects that the above investment amount will be sufficient, however it shall have the right to invest more if necessary but shall not be obligated to do so.

(c) Sagent shall have the right to lend funds in the form of subordinated loans to JVC if the Investor has reached its maximum limit.

(d) Apart from disbursements which are normally required in the ordinary course of business, during the first three (3) years of JVC's operation the approval of the Advisory Board of JVC and in particular the Sagent Visiting Director shall be required prior to the Investor taking any money or other asset out of JVC in any form including but not limited to cash, profits or dividends. Without approval of the Sagent Visiting Director, investor shall be entitled to withdrawal of amounts it has loaned to JVC.

(e) Any amounts lent by Sagent shall bear prevailing market rates of interest and otherwise comply with all US laws.

2.5       STRUCTURE OF JVC

(a) The Advisory Board of JVC will have three Members of the Advisory Board, one of whom shall be nominated by Sagent and two by the Investor. The Board will meet at least quarterly in person or by telephone with at least five (5) days advance written notice of all meetings.

(b) At the outset of the Agreement, one hundred percent of the shareholdings of the JVC will be owned by Investor, however the Sagent Visiting Director shall have the right to approve or reject alternative ownership. Further, any transfer is subject to Sagent's right of first refusal found elsewhere in this Agreement.

(c) Decisions of JVC for which the approval of Sagent's appointed member of JVC's Advisory Board is required shall be set out in the Rules of Procedures, the Shareholders Agreement and in the Actions requiring Approval set out in Exhibits C, D and E hereto.

ARTICLE 3   MANAGEMENT OF THE JOINT VENTURE COMPANY

3.1 MANAGEMENT GENERALLY. The JVC shall be managed and administered in accordance with the applicable provisions of its charter documents. The JVC shall be managed in a manner consistent with prudent business practices.

3.2 INTENT. The parties will agree to guide JVC to achieve the objectives of Sagent in the "Territory" and the desire by the Investor to achieve a substantial return from its efforts.

3.3 INVESTOR RESPONSIBILITY. The Investor shall use its best efforts as the sole shareholder of JVC to ensure that the General Manager of the JVC understands and works diligently to fulfill all of JVC's obligations under the Distribution Agreement between JVC and Sagent which is dated April 8, 1998.

3.4 The advisory board of Sagent GmbH will provide a person acceptable to Sagent as General Manager of Sagent GmbH.

ARTICLE 4   ALLOCATIONS, DISTRIBUTIONS AND OTHER FISCAL MATTERS

4.1 AUDITORS. The firm of Coopers & Lybrand is hereby designated as the initial Auditors for the JVC; Auditors shall not be changed without the approval of the Sagent Visiting Director.

4.2 INFORMATION AND ACCESS. The JVC shall keep its accounting and Tax records on Sagent's fiscal year (calendar year) basis and shall provide Sagent with financial statements (to include a balance sheet, income statement, and statement of cash flows) no less frequently than within 21 days after the end of each calendar quarter. JVC shall also provide Sagent with a personnel roster at such time, listing each employee and significant consultant of the JVC by name, position held and salary. Sagent shall have the right at any time to inspect JVC's books records and facilities and to talk with the officers, Members of the Advisory Board, employees and consultants of the JVC.

4.3 LIMITATION ON LIABILITY. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination for compensation, reimbursement or investments, leases or commitments in connection with the business or goodwill of Sagent or JVC. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

4.4 Regardless of whether any remedy fails of its essential purpose, in no event will either party be liable to the other party for incidental, indirect, special or consequential damages, notwithstanding being aware of the possibility of such damages. Neither party's liability for any damages or claims shall exceed US $ 500,000 or DM 900,000 whichever amount is lower.

ARTICLE 5   REPRESENTATIONS AND WARRANTIES

Each party hereby severally represents and warrants to each other party as follows:

5.1       DUE ORGANIZATION AND EXISTENCE.

(a) In the case of the Investor, that it is a limited liability partnership duly organized, validly existing and in good standing under the laws of Germany.

          In no event shall Investor be required to increase its investment or have any other liability or responsibility other than the investment and as otherwise provided in this Agreement.

(b) In the case of Sagent, that it is a corporation duly organized and validly existing in accordance with the laws of California, USA.

5.2 QUALIFICATION. The parties acknowledge that each of them are duly qualified, licensed or registered to transact business and is in good standing under the laws of each jurisdiction in which the nature of its business or the location of its assets requires it to be so qualified.

5.3 POWER AND AUTHORITY. The parties warrant that each has all requisite power and authority to transact the business in which it is currently engaged or proposes to engage, to own or hold under lease its properties and assets, and to execute and deliver, and to perform its obligations under this Agreement.

5.4 NO CONFLICT. Neither the Agreement's execution and delivery of other documents contemplated hereunder, (a) requires or will require approval of its equity owners or the holders of any of its indebtedness or obligations, (b) contravenes or will contravene any law applicable to or binding upon it or any of its properties, (c) contravenes or will contravene any provision of its charter documents, (d) does or will contravene or result in a breach of or constitute a default under any instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets may be bound, or (e) requires or will require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action by or in respect of, any governmental commission, authority or agency, or any other person or entity whether foreign or domestic the violation of which would have a material effect on the transaction contemplated herein.

5.5 EXECUTION, DELIVERY AND PERFORMANCE. Each party warrants that it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with the terms hereof.

5.6 ABSENCE OF LITIGATION. Each party warrants that there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against or affecting it or any of its assets.

5.7 NO LIABILITIES OR OBLIGATIONS. Investor warrants that it has not incurred any liabilities or obligations on behalf of the JVC, other than liabilities or obligations required by German law.

5.8 NON COMPETITION. During the first three years of the Agreement, JVC will not sell any products except the Sagent Products and Services. During this three-year period, Investor and any of its companies where investor is the majority shareholder shall have the right to otherwise conduct their business, however in no event may Investor and its companies sell or otherwise promote the products of a Competitor or Indirect Competitor of Sagent without Sagent's prior written permission and if such permission is granted by Sagent, Investor and its companies will be responsible for making sure that any affiliate who may be working with competitors will not receive any confidential information of Sagent.

ARTICLE 6   ADDITIONAL COVENANTS AND AGREEMENTS

6.1 EXCLUSIVE DEALING. The parties shall work together exclusively to develop this venture. No party may unilaterally take any action or enter into any agreement granting any rights to or associated with this venture to any person or entity that is not a party hereto.

6.2 RESTRICTIONS ON TRANSFERABILITY OF EQUITY INTEREST IN JVC. Except for transfers or other dispositions to other wholly owned companies, Investor may not sell, assign, pledge or otherwise dispose of its equity interest in the JVC, in whole or in part, unless Investor (the "TRANSFERRING PARTY") has received a bona fide offer it is willing to accept for such interest (or part thereof), and Investor thereafter offers Sagent (the "NON-TRANSFERRING PARTY") a right of first refusal to purchase such interest (or part thereof) (the "OFFERED INTEREST") at the same price and upon the same terms and conditions as the bona fide offer, in accordance with the following procedure:

(a) The Transferring Party shall provide notice to the Non-Transferring Party, which notice shall (i) state that the Transferring Party received a bona fide third party offer for the Offered Interest, (ii) state the price offered for the Offered Interest, on a per-share or other unitary basis, and (iii) describe the terms and conditions to which the bona fide offer is subject (the "OFFER NOTICE") and shall provide the Non Transferring Party with any other information it reasonably requests regarding the Offer, or JVC.

(b) If the Non-Transferring Party elects to exercise its right of first refusal, notice of such election (an "ELECTION NOTICE") shall be given to the other party within sixty (60) days following the date on which the Office Notice was given. The closing of the purchase and sale transaction shall take place on the sixty (60th) day after expiration of the initial sixty day period. At the closing, the Transferring Party shall sell, and the Non-Transferring Party or Parties shall purchase, the Offered Interest at the price and upon the terms and conditions set forth in the Offer Notice. If the offer price is in other than cash, the Non Transferring Party may elect to pay the consideration in fair market value in cash.

(c) If rights of first refusal are not timely exercised with respect to the entire Offered Interest, or are waived, the Transferring Party may thereafter dispose of the Offered Interest at a price equal to or greater, and upon terms and conditions equal to or more favorable to the Transferring Party, than those set forth in the Offer Notice. However, if the Offered Interest is not so disposed of within ninety
          (90) days after the date on which the Offer Notice was given, or if the Transferring Party elects to dispose of the Offered Interest at a lower price, or upon terms and conditions less favorable to the Transferring Party, than those set forth in the Offer Notice, then this Section 6 shall again become applicable to the Offered Interest.

(d) Notwithstanding anything to the contrary in this Section 6, as a condition precedent to any sale, assignment or other disposition of an equity interest in JVC, in whole or in part, the intended transferee of such interest shall become a party to this Agreement, and shall give the representations and warranties contained herein and be subject to all obligations herein including section 7. Additionally, under no circumstances can any interest be transferred to a Direct or Indirect Competitor of Sagent except as provided in Section 7.4.

(e) If the Transferring Party sells, assigns, pledges or otherwise disposes of any interest in JVC, whether in whole or in part, in violation of this Section 6, such disposition shall be null and void ab initio. Each party acknowledges that the restrictions on transferability set forth in this Section are of unique value to the other parties hereto, and that the payment of monetary damages could not adequately compensate the other parties for any breach of the obligations set forth in this Section. Accordingly, the rights of the parties set forth herein shall be specifically enforceable in accordance with their terms.

(f)       Nothing herein shall limit Sagent's Buy-Out Option under Article 7.

6.3 PUBLIC DISCLOSURE. No party shall make any public disclosure regarding confidential terms of this venture without the prior written consent of the other parties hereto, except as required by law, including the requirement of the United States Securities and Exchange Commission. Confidential terms shall include all of the terms and conditions of this Agreement, however the business relationship between the parties and JVC necessary to carry out distribution of products and other obligations under the Distribution and Trade mark Agreement shall not be confidential.

6.4 CONFIDENTIALITY. Each party shall keep confidential all information and documents received from the other parties in connection with the transactions contemplated hereby, and shall not disclose the same to any third party without the prior written consent of the party that might be affected thereby. The limitations set forth in this Section shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by any person in breach of this Agreement, (b) information already in a party's possession without restriction on disclosure, (c) information that comes into a party's possession from a third party without restriction on disclosure, other than through a breach of an agreement with the original disclosing party, and (d) information the disclosure of which is compelled by force of law.

6.5 NAME CHANGE OF JVC. In accordance with Sections 13.3 and 13.6 of the Exclusive Software Distribution Agreement executed as of April 8, 1998 between Sagent and JVC, Investor as shareholder of JVC shall promptly pass the resolution required to effect the name change and shall use its best efforts to effect the legal name change of JVC.


ARTICLE 7 BUY OUT

7.1 In the event that Sagent is sold, (the is, a controlling interest is sold to another firm that expects to operate Sagent rather than an investment firm) by written notice the Investor can require Sagent to purchase JVC at the Formula Price determined pursuant to section 7.3 herein within sixty (60) days following completion of the sale of Sagent. Sagent may elect to purchase JVC as further described in
          Section 7.2. The sale price shall be paid in cash or a combination of cash and stock of Sagent, if stock is acceptable to Investor.

7.2 At any time, but not earlier than eight (8) months after the incorporation of JVC, Sagent may elect to purchase JVC at the Formula Price determined below in cash, or a combination of cash and stock by giving written notice to Investor. If Sagent elects to purchase JVC in exchange for stock, Investor may decide to have these shares directly transferred to its individual partners.

7.2.1 If Sagent is privately held, the value of the shares issued in connection with any stock purchase shall be at the value declared by an independent party knowledgeable in business valuation acceptable to both parties as the fair market value on the date Sagent provides notice of its desire to purchase JVC. Sagent and the Investor shall share equally in the cost of the valuation. If Sagent is a publicly reporting company, the share value shall be the average closing sales price (or closing bid, if no sales are reported) of Sagent common stock for the three (3) business days prior as well as three (3) business days following the date on which written notice is provided by Sagent for purchase of JVC.

7.2.2 In the case an SEC rule 144 transaction is applicable with respect to the shares, Sagent shall fully support Investor's/the Partners' efforts in this transaction.

7.3       FORMULA PRICE:

7.3.1 In the event that the proposed Buy-out Date is on or before the last day of the first 12-month period of operation, the Purchase Price shall be equal to the amount of [*] dollars (US $[*]).

          In the event that the proposed Buy-out Date is after the last day of the first 12-month period and on or before the last day of the second 12-month period of operation, the Purchase Price shall be equal to the higher amount of [*] dollars (US $[*]) or the Gross Product Revenues multiplied by the applicable monthly Revenue Multiple, less (i) accounts receivable due greater than sixty (60) days after the Buy-out Date and (ii) lease commitments or contingent liabilities, with the exception of office space lease commitments, extending more than six
          (6) months past the Buy-out Date. Accounts receivable that are recovered within 120 days after the Buy-Out Date shall be added back to the Purchase Price. Gross Product Revenues shall equal the aggregate licensing, sale revenues from the distribution of Sagent products recognized by Company during the twelve-month period immediately preceding the Buy-out Date in accordance with the revenue recognition policy of Sagent then in effect. The month during which Sagent gives notice of the desired acquisition shall be accounted for in the buy-out formula.

          In the event that the proposed Buy-out Date is after the last day of the second 12-month period of operation, the Purchase Price shall equal the Gross Product Revenues multiplied by the applicable monthly Revenue multiple.

7.3.2 REVENUE MULTIPLE: The Revenue Multiple in the first month of the second 12-month period shall be equal to [*] ([*]) and shall be increased each month by [*] until it reaches [*] ([*]).

7.3.3 Investor shall have the right to withdraw dividends after the third year without change to the buyout price, provided that such dividends do not exceed the amount invested in common equity pursuant to Section
          2.2 (withdrawals
          exceeding this amount to be deducted from the buyout price). JVC's retained earnings for the current or prior fiscal years shall be included in the buy-out price and in that respect. Investor waives its rights to revert to Article 102 BGB (German Civil Code). Exhibit B attached hereto provides an example of the buyout amounts based on the projections set out in Exhibit A.

7.3.4. During the thirty (30) day period following the notice of acquisition, Sagent shall have the right to audit the buy-out price and operations of JVC prior to closing of the buy-out. The audit may be conducted by Sagent or a third party accounting firm hired by Sagent. The Investor shall correct all errors noted by Sagent through recalculation of the buy-out price. In the event there are material errors or accounting deficiencies, Sagent may delay the closing pending rectification of the material problems noted.

7.3.5. Notwithstanding the foregoing, the purchase price to be paid by Sagent shall be reduced by any liabilities or obligations to which the JVC is subject at the time of the buyout that are not necessary to fulfill its intended business objectives.

7.3.6. The amount to be paid by Sagent shall be calculated (and if applicable, paid) in US dollars. For the purpose of calculating the buy-out price, the monthly revenues of the JVC shall be converted at the respective average monthly exchange rates of German Marks/Euros to US dollars in accordance with US GAAP.

7.3.7. Subject to 7.3.4, Sagent shall promptly complete the acquisition following resolution of all audit or other issues disclosed, but in no event shall the acquisition be completed later than ninety (90) days after Sagent's written notice to buy JVC.

7.4       Intentionally left blank

7.5 REGISTRATION RIGHTS. If Sagent issues shares of common stock or securities convertible into common stock to Investor in the future pursuant to this Agreement, Sagent shall give Investor mutually agreed-upon registration rights related to that common stock.

7.6 The rights to be granted to Sagent in this Section 7 can be exercised also by a nominee named by Sagent, whereby such nominee shall be a Sagent controlled company.

ARTICLE 8       GOVERNING LAW AND DISPUTE RESOLUTION

8.1 GOVERNING LAW. The rights and obligations of the parties under this Agreement shall not be governed by the U.N. Convention on Contracts for the International Sales of Goods; rather such rights and obligations shall be governed and construed under the laws of the State of California, without reference to conflict of laws and principles. The jurisdiction of the courts of Germany is expressly excluded to the maximum extent permitted by law.

8.2 ARBITRATION. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "DISPUTE"), the parties agree to resolve the same as follows:

(a) The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations.

(b) If the Dispute has not been resolved amicably within thirty (30) days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by final and binding arbitration in Zurich, Switzerland, in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL"), as in effect on the date of this Agreement. The language to be used in the arbitration proceeding shall be English. The International Chamber of Commerce shall serve as the appointing authority. The arbitrators shall render a written award stating the reasons for the decision. An arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement.

(c) Each of the parties hereto consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with paragraph (b) above. Such consent shall satisfy the requirements for an "agreement in writing" pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards, done at New York on June 10, 1958.

(d) Each of the parties hereby undertakes to carry out without delay the provisions of any arbitration award or decision.

ARTICLE 9      TERM AND TERMINATION

9.1 TERM. This Agreement runs concurrently with, and will terminate automatically with the termination of the Distribution Agreement, unless terminated earlier under the provisions of this Section 9.

9.2 RESIGNATION OF SAGENT VISITING DIRECTOR. After three years JVC may request the resignation of the Sagent nominated Visiting Director from JVC's board provided that Sagent continues to be promptly supplied with all relevant sales and distribution information related to the continuing distribution of Sagent products and services by JVC.

9.3 INVESTOR'S RIGHT TO TERMINATE FOR CAUSE. The Investor shall have the right to terminate the Agreement (i) if following investment totaling DM 1,500,000 in JVC, it shall not have created a self-sustaining entity, which cannot operate on its own without additional contribution of outside funds, and it (and or Sagent) is not willing to advance additional funds to continue operations or (ii) other material default of a provision of this Agreement by Sagent, however if the default is such that it reasonably may be cured within 60 days and Sagent restores its performance, the Agreement shall continue.

9.4.1 EFFECT OF TERMINATION PURSUANT TO SECTION 9.3: Following termination under section 9.3 (which shall also act to terminate the Distribution Agreement), the Investor shall have the right to liquidate JVC, however if it does so, it shall allow Sagent to hire JVC employees directly or through a third party to provide support to existing customers.

9.4.2 In no event will the Investor be required to maintain the corporate existence of JVC following termination.

9.5 TERMINATION FOR INSOLVENCY. Either party may terminate the Agreement in the event of JVC's or Sagent's dissolution and liquidation or inability financially to reasonably complete its responsibilities under the Distribution Agreement.

9.6 SALE OF EQUITY INTEREST IN JVC. These may be an allowed sale of JVC that will not invalidate this agreement, if Sagent has passed on its right of first refusal. Either party may terminate this Agreement in the event the other party ceases to hold a direct or indirect equity interest in the JVC.

9.7       Intentionally left blank.

9.8 SURVIVAL. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 2.4(a), 3.3, 5, 6.3, 6.4, 7.5, 8, 9, and 10
          shall remain in full force and effect upon termination of this Agreement.

ARTICLE 10    MISCELLANEOUS

10.1 NOTICES. Any and all notices and other communications that are required or permitted to be given pursuant to this Agreement shall be in writing, and shall be deemed given (a) upon personal delivery, or
          (b) upon the sender's receipt of electronic confirmation of transmission, if sent by telex or facsimile, or (c) upon 2 business days after delivery to a recognized courier, fees prepaid. The parties designate the following addresses for the foregoing legal effects:

              To Investor:
              Isar-Vermogensverwaltung GbR mbH
              c/o Buro Klaus Luft
              Gut Keferloh 1B
              D - 85630 Grasbrunn/Munich, Germany

              Attention:  Petra Beyer, Managing Partner
              Facsimile number:  (49-89) 464483

           To Sagent:
           Sagent Technology, Inc.
           2225 East Bayshore Road, Suite 100
           Palo Alto, CA 94303
           USA

           Attention: W. Virginia Walker, Chief Financial Officer
           Facsimile number: (650) 493-1290

          The parties may amend the above-mentioned data by notice to all other parties, as provided in this Section.

10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement or in any certificate delivered pursuant hereto shall survive the termination of this Agreement and shall remain in full force and effect.

10.3 SPECIAL, INDIRECT, PUNITIVE AND CONSEQUENTIAL DAMAGES. No party shall be liable to any other party in contract, tort or otherwise (including negligence, warranty or strict liability) for any incidental, special, indirect, punitive or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby.

10.4 BINDING EFFECT; NONASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights or obligations hereunder, may be assigned, delegated or otherwise conveyed by any party hereto without the prior written consent of the other parties. The sale of Sagent shall not be considered a violation of this section. The sale of JVC following Sagent's passing on the right of first refusal shall not be considered a violation of this section.

10.5 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of, and may be enforced only by, the parties hereto. Neither the JVC nor any other third party claiming through either of them or otherwise shall have standing to enforce any provision of this Agreement.

10.6 SEVERABILITY. If one of the provisions of this Agreement should be, or become invalid, or if this Agreement should have an omission, this shall not affect the validity of the remaining provisions. In such an event, the parties are obliged to assist in the incorporation of provisions which form the closest possible economic equivalent to that which the parties would have agreed if they had been aware of the invalidity or if they had considered the point.

10.7 AMENDMENT. No modification of this Agreement shall be binding unless made in writing and duly executed by the parties.

10.8 WAIVER. The waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or any other provision hereof.

10.9 RELATIONSHIP OF PARTIES. The relationship of the parties under this Agreement shall be solely that of independent contractors. The parties retain complete control over and responsibility for their own respective operations and employees. Nothing contained in this Agreement shall be construed to make any party a partner, agent, employee or other representative of any other party, or to otherwise authorize any party to represent or bind any other party.


10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

10.11 ENTIRE AGREEMENT. This Agreement, including its Exhibits, which form an integral part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements relating to the subject matter hereof, including without limitation the Letter of Intent signed by the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

"SAGENT"

SAGENT TECHNOLOGY, INC.

By: /s/ THOMAS M. LOUNIBOS
   -----------------------

Name:   Thomas M. Lounibos
     ---------------------

Title:  EVP OF SALES
     ---------------------

Date:   April 8, 1998
     ---------------------


"INVESTOR"

ISAR-VERMOGENSVERWALTUNG GBR mbH

By: /s/ PETRA BEYER
   -----------------------

Name:   Petra Beyer
     ---------------------

Title:  Managing Partner
      --------------------

Date:   April 8, 1998
     ---------------------

                                   EXHIBIT A

                       SAGENT GMBH - BUSINESS PROJECTIONS

                                   EXHIBIT B

                                BUY-OUT EXAMPLE

Date of written Notice:                      June 10, 1999

12-month Trailing Revenue:                   US$ [*]
(-- July 1998 - including June 1999)
Monthly Revenue Multiplier:                  [*]
Buy-out Price:                               US$ [*]

Minus Accounts Receivable
due greater than 60 days:                    US$ [*]
Minus contingent liabilities or lease
commitments extending more than
6 months past the Buy-out Date:              US$ 0
Plus recovered Accounts Receivable
within 120 days after the Buy-out Date:      US$ [*]

TOTAL BUY-OUT PRICE:                         US$ [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                            SHAREHOLDERS' AGREEMENT
                          (ARTICLES OF INCORPORATION)

                                   SECTION 1
                       COMPANY NAME AND REGISTERED OFFICE

(1)  The name of the company shall be Magnolia II Vermogensverwaltung GmbH.

(2)  The company's registered office shall be in Grasbrunn.

                                   SECTION 2
                           PURPOSE OF THE ENTERPRISE

(1) The purpose of the enterprise is to produce and distribute software of all kinds; also to offer consulting and technical services such as installation, maintenance, and training. Further it manages and administers its own assets.

(2) Within these limits the company is authorized to perform all business activities and steps that appear necessary or expedient to achieve the purpose of the company, such as creating branch offices domestically and abroad.

(3) In particular, the company may acquire or obtain participating interests in enterprises with the same or similar purposes.

                                   SECTION 3
                            FISCAL YEAR AND DURATION

(1)  The company existence is not limited to a certain length of time.

(2)  The company's fiscal year shall coincide with the calendar year.

                                   SECTION 4
                        SHARE CAPITAL AND COMPANY SHARES

(1)  The company's share capital is DM 50,000 (fifty thousand German marks).

(2) Fully paid shares of a shareholder may be consolidated into a uniform share through resolution of the shareholders.

(3) It is hereby precluded that further payments above and beyond the initial capital contribution should be required.

                                   SECTION 5
                                 REPRESENTATION

(1) The company shall have one or more general manager (Geschaftsfuhrer). If only one general manager has been appointed, then he shall represent the company alone. If more than one general manager has been appointed, then the company shall be jointly represented by two general managers or a general manager and an executive vested with a power of commercial representation under German law (Prokura).

(2) Any general manager may be authorized through a shareholders' resolution to represent the company without restriction when performing legal transactions with himself in his own name or as representative of a third party.

(3) Any general manager may be empowered through a shareholders' resolution to represent the company alone in case several general managers have been appointed.

                                   SECTION 6
                    RESOLUTIONS OF THE SHAREHOLDERS' MEETING

(1) Resolutions of the shareholders' meeting shall be adopted by simple majority unless a larger majority or unanimity is required by law or these articles of incorporation.

(2)  Each DM 100 (one hundred German marks) in a share give one vote.

(3) Resolutions of the shareholders' meeting may be challenged through legal action only within a period of one month after being adopted.

(4) Shareholders' resolutions may also be adopted in writing or by telephone or telefax or electronic mail without holding a shareholders' meeting unless another method is required by law and insofar as all shareholders approve of the method. Resolutions adopted by telephone must be recorded in writing immediately.

(5) A shareholder shall also be entitled to vote in matters concerning him directly. This does not apply to resolutions concerning formal approval of his actions, release from a liability, initiation or settlement of a legal dispute against him, calling in his company share, or transfer of same to the shareholders or to third parties.

                                   SECTION 7
                           ACTIONS REQUIRING APPROVAL

Internally, the general managers must obtain the approval of the shareholders for legal transactions designated as requiring approval by the shareholders' meeting.

                                   SECTION 8
                                 ADVISORY BOARD

(1) The shareholders' meeting may resolve to create an advisory board. The number of its members should always be uneven. Members of the advisory board may also be persons who are not shareholders.

(2) The advisory board shall be responsible for matters assigned to it by the shareholders' meeting. It shall adopt resolutions by simple majority unless the rules of procedure require another method in an individual instance.

                                   SECTION 9
                           CALLING IN COMPANY SHARES

It is permissible to call in shares of the company with the consent of the affected shareholder.

                                   SECTION 10
                          PROHIBITION FROM COMPETITION

The shareholders are not subject to any competitive clause. General Managers can be released of any competitive clause through a shareholders' resolution.

                                   SECTION 11
                                    NOTICES

To the extent public notices are required by law, they shall appear in the Bundesanzeigar [Federal Gazette].

                                   SECTION 12
                            MISCELLANEOUS PROVISIONS

(1) The provisions of the law regarding companies with limited liability shall apply as supplements to the present Shareholders' Agreement (Articles of Incorporation).

(2) Should any provision of this agreement be or become unenforceable or should the agreement contain a loophole, the legal validity of the remaining provisions shall remain unaffected thereby. In such cases the shareholders shall be obligated to replace the invalid arrangement with a valid one approximating as closely as possible the intended purpose of the invalid provision. The same applies by analogy if this agreement should contain loopholes.

                                   EXHIBIT D

                   RULES OF PROCEDURE FOR THE ADVISORY BOARD

                SECTION 1. COMPOSITION OF THE ADVISORY BOARD AND
                            SELECTION OF ITS MEMBERS

(1)
The company shall have an Advisory Board consisting of three members.

(2)
Members of the Advisory Board shall be appointed through resolution of the shareholders, one visiting member being nominated by Sagent and the other two members being nominated from among the ISAR shareholders. Directors and managerial employees or executives of the company or enterprises dependent on the company are ineligible for membership on the Advisory Board.

(3)
The office of an Advisory Board member shall end upon closure of the shareholders' meeting that resolves on the approval of actions for the second fiscal year following the appointment, unless a shorter period of office is set at the time of such appointment. The fiscal year during which the appointment was made is not counted.

(4)
Advisory Board members may be dismissed without statement of cause before expiration of their term of office through a shareholders' resolution. Any Advisory Board member may resign from office without statement of cause before expiration of his term of office through a written statement to the company. To do so, the member must notify the company in writing three months in advance.

(5)
If an Advisory Board member leaves the Advisory Board prior to expiration of his term of office, then a new member must be elected to the Advisory Board without delay. Substitute appointments are for the retired member's remaining term of office.

                            SECTION 2. CHAIRMANSHIP

(1)
The Advisory Board shall have a chairman appointed through resolution of the shareholders.

(2)
The chairman represents the Advisory Board for issuing and receiving statements and declarations.

               SECTION 3. RESPONSIBILITIES OF THE ADVISORY BOARD

(1)
As an institution of the company the Advisory Board shall execute the responsibilities given to it through the Shareholders' Agreement, by the present Rules of Procedure for the Advisory Board, and through resolution of the shareholders. In particular, these include monitoring and advising the company's management and approval of the annual financial statements.

(2)
In accordance with section 8 of the Shareholders' Agreement, the Advisory Board is empowered to appoint and dismiss general managers and if appropriate to adopt rules of procedure for the company's management. Appointments, dismissals, and adoption of rules of procedure shall require the approval of two-thirds of the Advisory Board members.

(3)
To perform his responsibilities, the chairman of the Advisory Board may at any time require the general managers to report to the Advisory Board regarding the company's affairs, in particular regarding the progress of business, the status as to assets and liabilities, profitability, and liquidity, as well as the intended business policies and other basic matters of future management of the company.

(4)
The Advisory Board may inspect and examine the company's records and correspondence; it may appoint individual members or experts to do so.

                   SECTION 4. MEETINGS OF THE ADVISORY BOARD

(1)
Meetings of the Advisory Board are to be held as required by the needs of the company or when called for by the chairman or a majority of the Advisory Board members or the company's management. A meeting should take place during each quarter. The Advisory Board must convene at least twice during the fiscal year.

(2)
The general managers generally attend meetings of the Advisory Board. In cases regarding personal matters, the Board may exclude the general managers.

(3)
Meetings of the Advisory Board are called by the chairman or a general manager designated by the chairman.

(4)
Meetings of the Advisory Board shall be called in writing, by telefax, telegram, telex or electronic mail with two weeks' notice. Shorter notice is permitted only with the consent of all members. The agenda must be announced in the invitation.

(5)
The Advisory Board shall meet at the location of company's registered office. The chairman may also call a meeting elsewhere in agreement with the company's management. Meetings by telephone are also permitted if no member objects.

(6)
The chairman shall conduct meetings of the Advisory Board. A record of meetings shall be made. It must be signed and kept by the chairman, and copies sent to the other Advisory Board members.

                             SECTION 5. RESOLUTIONS

(1)
The Advisory Board shall make decisions through resolution. A quorum shall be present only if all members take part in the resolution.

(2)
The Advisory Board adopts resolutions with a majority of the votes cast. In case of a tie the resolution is considered to have been rejected. Consent of the Visiting Board member nominated by Sagent shall be required for the following resolutions in addition to the actions listed in the Annex entitled "Actions requiring approval":

o    Payments of any kind whatsoever to the shareholders

o    Appointment and dismissal of general managers

(3)
Resolutions may be adopted in writing, by telex, telegram, telefax, electronic mail or by telephone if no member objects.

                   SECTION 6. TRANSACTIONS REQUIRING APPROVAL

The affairs of management going beyond the normal business operations of the company and requiring the approval of the Advisory Board in accordance with sections 7 and 8, paragraph 2, of the Shareholders' Agreement particularly include the activities listed in the Annex entitled "Actions requiring approval".

Such approval shall require a two-thirds majority of Advisory Board members.

The list of actions requiring approval may be changed by resolution of the shareholders.

                 SECTION 7. REMUNERATION OF THE ADVISORY BOARD

(1) The members of the Advisory Board shall receive no remuneration for their activities. The shareholders' meeting may adopt different arrangements.

(2) Members of the Advisory Board may not assert reimbursement claims for their expenses. The shareholders may make an exception if a member does not perform an active function either at Sagent or at the company or with the shareholder.


                          SECTION 8. FINAL PROVISIONS

(1) The rights of the Advisory Board shall devolve upon the shareholders' meeting in case the Advisory Board should be either not available or not able to function for some reason.

(2) The provisions governing supervisory boards of stock corporations (section 52, German Law on Limited-Liability Companies) are not applicable.

(3)  These rules of procedure shall enter into force and effect today.



City, date



Signatures

                                    EXHIBIT E

Annex to JVC's Rules of Procedure for the Advisory Board

                           ACTIONS REQUIRING APPROVAL

I. ACTIONS OF JVC'S MANAGEMENT WHICH REQUIRE THE PRIOR APPROVAL OF SAGENT'S VISITING BOARD MEMBER OF JVC'S ADVISORY BOARD

a) Moving the registered office of and selling the company in to or in part.

b)       Creating and discontinuing branch offices.

c) Establishing, acquiring, and selling other companies or participating interests in other companies.

d)       Starting and discontinuing a line of business.

e) Acquiring, selling, encumbering real estate property and equivalent rights, and associated transactions creating an obligation.

f)       Undertaking retirement benefit obligations.

g)       Granting employees an interest in the assets of the company.

h)       Rules regarding the granting of employee interests in profits or sales.

i) Mass dismissals, i.e. changing the number of employees by more than ten percent within one month or more than 1 person per month whatever is larger.

j) Providing guarantees and undertaking obligations on bills of exchange, as well as taking loans exceeding DM 30,000 individually, excepting conventional customer and supplier credits and excepting loans defined in paragraph w) of the Actions requiring Approval. Purchasing or selling securities (including derivative instruments) of any kind whatsoever; carrying out foreign-exchange transactions, excepting conventional payment transactions with customers, suppliers, and associated or related companies, moreover excepting cash management in the form of short-term money-market instruments.

k) Concluding, canceling, or modifying agreements with persons related by blood or marriage or close friendship (e.g. spouse) to a partner or general manager.

l)       Business with interested parties.

m)       Sale of additional stock.

n)       Liquidation of the company.

o)       Approval of the annual business plan.

p)       Approval of General Manager.

II. ACTIONS OF JVC'S MANAGEMENT WHICH REQUIRE THE PRIOR APPROVAL OF THE ADVISORY BOARD BY MAJORITY VOTE

q) Investment and operations maintenance measures exceeding DM 15,000 individually, as well as leasing objects with individual purchase prices exceeding DM 15,000.

r) Concluding loan or rental agreements lasting more than one year or involving a monthly liability of more than DM 5,000.

s) Hiring, promoting, and dismissing management personnel (apart from General Manager).

t) Granting security of any kind (such as pledges, transfers of ownership by way of security) and approving loans outside conventional business transactions, as well as assuming third-party liabilities. Exceptions are loans to employees of the company not exceeding DM 10,000 individually or a total of DM 50,000 in the fiscal year.

u) Concluding, modifying, and terminating license and cooperation agreements.

v) Initiating litigation for disputed values exceeding DM 50,000 individually.

w) Granting and revoking powers of commercial representation or other commercial authority.

x) Issuance of debt to finance accounts receivables up to eighty per cent (80%) of total accounts receivables and fixed assets up to one hundred per cent (100%) of total fixed assets (e.g. leasing contracts).

     ADDITIONAL AGREEMENTS ACCOMPANYING THE JOINT VENTURE AGREEMENT AND THE
                    EXCLUSIVE SOFTWARE DISTRIBUTION AGREEMENT

1. In order to accelerate and facilitate the start-up of Sagent Germany, the company Magnolia II Vermogensverwaltung GmbH will serve as Joint Venture Company. ISAR-Vermogensverwaltung GbR mbH incorporated Magnolia II Vermogensverwaltung GmbH in Munich, Germany on March 26, 1997 and since its date of incorporation Magnolia II has not been active.

         As soon as the required documentation has been received from Sagent, Inc., the name of Magnolia II Vermogensverwaltung GmbH will be changed to Sagent Technology GmbH.

2. Concerning Article 3.2. of the Exclusive Software Distribution Agreement, the 30-day period for the development of a business plan shall start on May 1, 1998 since the General Manager of Sagent Germany will not join the company before this date.

3. The Trade Mark License Agreement has been signed under the assumption that Sagent will promptly complete the respective exhibits.

4. All Agreements were signed under the assumption that a previously discussed purchase of Sagent stock for key employees of Sagent Germany and ISAR Partnership will be approved by the Board of Sagent, Inc.

Date:     April 8, 1998

/s/ TOM LOUNIBOS
--------------------
Tom Lounibos
Vice President of Sales, Sagent Technology, Inc.


/s/ PETRA BEYER
--------------------
Petra Beyer
Managing Partner, ISAR-Vermogensverwaltung GbR mbH

/s/ INES BERGHOF
--------------------
Ines Berghof
General Manager, Magnolia II Vermogensverwaltung GmbH

                    EXCLUSIVE SOFTWARE DISTRIBUTION AGREEMENT

This Exclusive Software Distribution Agreement (the "AGREEMENT") is entered into effective as of April 8, 1998 (the "EFFECTIVE DATE"), between Sagent Technology, Inc., a California corporation with principal offices at 2225 East Bayshore Road, Suite 100, Pala Alto, CA 94303 ("SAGENT") and Magnolia II
Vermogensverwaltung GmbH with offices at Gut Keferloh IB, D-85630
Grasbrunn/Munich, Germany ("DISTRIBUTOR").

RECITALS

A. Sagent is the owner or authorized licensor of the Software described in Exhibit A hereto (as it may be amended in accordance with this Agreement).

B. Distributor is a company formed concurrently with the signing of this agreement that will hire sales, support and managerial personnel for the purposes of distribution of Sagent Software products and provision of Sagent services within the Territory.

C. The Parties agree to have Distributor distribute the Sagent product and provide the Sagent services in the Territory and Distributor will manage Sergeant's Existing Distributors in the Territory to the benefit of the Existing Distributors, Distributor and of Sagent.

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS
FOLLOWS:

1.   DEFINITIONS.

1.1. "ANNIVERSARY DATE" shall mean the day of the month in which the Software was shipped to an End-User, VAR or Reseller by Distributor and the same day in any subsequent year.

1.2. "APPLICATION" shall mean software programs which are deployed by a Licensee and which consist of one of Sagent's software components.

1.3. "DOCUMENTATION" shall mean any manual(s) shipped by Sagent with the Software and manuals made available through the Internet and on other electronic media.

1.4. "END USER" shall mean any third party which licenses Software in order to fulfill its own data processing needs.

1.5. "END USER LICENSE" shall mean a standard evaluation or run time license agreement, as the case may be, approved and accepted by Sagent in accordance with this Agreement, pursuant to which End Users are granted the right to utilize Software on terms substantially similar to those which are from time to time included on the then current Sagent standard End-User License Agreements which are set out in Exhibit G, and provided that the language relating to the Grant of License and the related Definitions shall provide no more rights and are expressed as closely as reasonably possible in the applicable local language as that used by Sagent in the relevant agreement.

1.6       Intentionally left blank.

1.7 "JOINT VENTURE AGREEMENT" shall mean the Agreement executed between Sagent and ISAR-Vermogensverwaltung GbR mbH on April 8, 1998.

1.8.1 "LICENSE(S)" shall mean an End-User License, a Reseller Agreement or a VAR License, as applicable.

1.8.2 "LICENSEE" shall mean any party which executes a License with Distributor.

1.9 "MAINTENANCE" shall mean telephone consultation during Sagent's normal business hours, bug fixes, error corrections and work-arounds, as well as updates and new releases, if any, which are not separately priced, that Sagent makes to the Software.

1.10 "MARKETING" shall mean all sales promotion activities by Distributor, and conducted by or for Distributor in the Territory.

1.11 "RESELLER" shall mean any reseller which markets Software for resale provided that this definition does not include VAR.

1.12 "RESELLER AGREEMENT" shall mean Distributor's Reseller agreements related to the Software. Sagent shall approve the standard form of Distributor's Reseller Agreement prior to execution by any Reseller.

1.13 "REVENUE" shall mean revenue regularly recognized, net of discounts, and returns. The term "Revenue" may apply to Sagent's Revenue or Distributor's revenue as the context requires.

1.14 "SOFTWARE" shall mean Sagent's Software Modules set out in Exhibit A hereto.

1.15 "STRATEGIC PLANS" shall include but shall not be limited to those plans established by Distributor for the overall marketing distribution and sales direction of the Software and services in the Territory including but not limited to the provision of product maintenance, consulting and training services.

1.16 "TERRITORY" shall mean those countries set out in Exhibit B of this Agreement.

1.17 "VAR" shall mean a Value Added Reseller who has integrated or embedded Sagent's product in its own product offering and who has executed a VAR Agreement.

1.18 "VAR LICENSE" shall mean Distributor's Standard VAR Agreements which contain terms substantially similar to those which are from time to time included on the then current Sagent Standard VAR Agreements, which are set out as Exhibit H hereto, and provided that the language relating to the Grant of License and the related Definitions shall provide no more rights and are expressed as closely as reasonably possible in the applicable local language to those used by Sagent.

1.19 "WHOLLY OWNED COMPANY(IES)" shall mean those companies which are controlled by Distributor and which are used by Distributor to fulfill Distributor's obligations under this Agreement. "Controlled shall mean that Distributor owns all of the shares of such company (nominal share holdings which may be required by local law are allowed) and is responsible for the day to day actions of the company.

1.20 All references in this Agreement to the "sale" of or "selling" of Software shall mean the sale of a license to use such Software. All references in the Agreement to the "purchase" of or "purchasing" of Software shall mean the purchase of a license to use such Software.

2.        LICENSE TO DISTRIBUTOR.

2.1 GRANT OF EXCLUSIVE LICENSE FOR SOFTWARE. Subject to the terms and conditions of this Agreement, Sagent hereby grants and Distributor accepts a royalty-bearing, exclusive, nontransferable, nonassignable, right and license to copy and distribute Licenses of the Software in the Territory during term of this Agreement. Distributor shall not engage in sales activities relating to the Software outside of the Territory and shall not seek customers, or maintain a branch or distribution facility outside of the Territory. Except as expressly permitted herein, Distributor shall not copy, distribute or sub-license the software except to the extent that such activities may not be restricted under applicable law.

2.2       Intentionally left blank.

2.3 SUB LICENSE TO VAR. Subject to the terms and conditions of this Agreement, Sagent hereby grants and Distributor accepts a royalty-bearing, exclusive nontransferable, nonassignable right to sub license the right to license and distribute Software through VAR Agreements in the Territory provided that no VAR agreements granted pursuant to this section shall remain in effect for a period longer than five (5) years. Distributor may grant VAR Licenses which shall be effective for longer periods provided that Sagent agrees in writing. In any case the VAR agreements have to include maintenance provisions from Sagent.

2.4 SUB LICENSE TO RESELLERS. Subject to the terms and conditions of this Agreement, Sagent hereby grants and Distributor accepts a royalty-bearing, exclusive nontransferable, nonassignable right to sub license the right to license and distribute Software through Reseller Agreements in the Territory. Resellers are explicitly not granted the right to copy any of the Software. Distributor shall ensure that Reseller shall not engage in active sales activities relating to the Software outside of the Territory and shall not seek customers outside of the Territory. Reseller Agreements granted pursuant to this section shall remain in effect for a period no longer than five (5) years from the Effective Date of this Agreement.

2.5 WHOLLY OWNED COMPANY. In order to fulfill its obligations under this Agreement, Distributor may create Wholly Owned Companies within the Territory provided that each Wholly Owned Company executes a written agreement with Distributor acceptable to Sagent in its sole discretion pursuant to which Wholly Owned Company is subject to the terms and conditions of this Agreement and in no case shall a Wholly Owned Company receive greater rights than are granted to Distributor hereunder.

2.6 MAINTENANCE. Sagent shall grant to Distributor the right to sell Software maintenance to end users of the Software provided that Distributor shall provide maintenance services in compliance with Sagent guidelines for providing maintenance services. These guidelines are attached as Exhibit J hereto. A royalty will be paid to Sagent for each maintenance contract which should be sold on a prepaid annual basis to end users. Sagent will supply product updates, new versions, new releases and 2nd line technical support. Distributor will provide first line customer support to all customers in the Territory and all product distribution to End Users required under the maintenance contracts.

2.7 REPRODUCTION OF COPIES. Subject to the terms and conditions of the Agreement, Distributor may reproduce at no charge a reasonable quantity of Software to be used solely for Software marketing purposes by Distributor, Wholly Owned Companies or Resellers ("MARKETING COPIES") provided that Distributor shall keep accurate records of all copies made and such record shall be made available to Sagent at Sagent's reasonable request. Distributor, acting reasonably, will determine the number of Marketing Copies. Distributor shall ensure that Wholly Owned Companies and Resellers are not permitted to retain possession of Marketing Copies except pursuant to a written License agreement.

2.8       SAGENT'S RESERVED RIGHTS.

(a) CUSTOMERS OUTSIDE TERRITORY. Distributor shall not have exclusivity and shall receive no payment with respect to Sagent's End User customers from locations outside the Territory that deploy Applications within the Territory or VARs from outside the Territory that sell proprietary end user applications that include Sagent Software in the Territory. Sagent shall supply to Distributor a list of multinational companies with which Sagent conducts sales in the US or elsewhere such list may be updated at any time. Distributor shall have the right to solicit direct business from those divisions or subsidiaries of such companies that are located in the Territory, and the Split policy, as set out in section 5.4 of this Agreement will apply to situations of joint efforts.

(b) CHANGES IN SOFTWARE. Sagent reserves the right, from time to time, in its sole discretion and without liability to Distributor, to add to or delete from Exhibit A the Software which Distributor is authorized to distribute. Sagent agrees to give Distributor ninety (90) days notice prior to deleting Software from Exhibit A. Sagent cannot delete from Exhibit A a product, and shall also add any product which is directly or indirectly sold somewhere else, including but not limited to new Software releases.

(c) Notwithstanding anything to the contrary in this Agreement, Sagent will not be treated as in breach of its exclusivity obligations in the event of Software sales from outside the Territory to inside the Territory, by multi-national companies, whose importation Sagent is unable to preclude by reason of application of law or which any third party is entitled to make.

2.9 TITLE. Distributor acquires only the rights expressly granted in this Agreement. All rights not expressly granted herein are reserved by Sagent. Nothing contained in this Agreement shall be construed as conferring upon Distributor, by implication, estoppel or otherwise, any license or other right except the license and rights expressly granted herein. The licenses granted herein are granted solely to Distributor, and not, by implication or otherwise, to any parent or affiliate of Licensee. Except to the extent the following activities may not be restricted under applicable law, Distributor shall not create derivative works of, disassemble, decompile or otherwise reverse-engineer the Software, and shall prohibit its end users, Resellers and VARs from doing the same. All right, title and interest in and to the Software and Documentation delivered to Distributor, and all intellectual property rights therein and related thereto, shall at all times remain the property of Sagent or Sagent's licensors.

2.10      INDEPENDENT CONTRACTORS.

          Distributor's relationship with Sagent during the terms of this Agreement will be that of an independent contractor. Distributor will not have, and will not represent that it has, any authority to bind Sagent to assume or create any obligation, express or implied, to enter into any agreements, or to make any warranties or representation, on behalf of Sagent or in Sagent's name other than as expressly authorized herein. Additionally, nothing in this Agreement shall be construed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. The parties acknowledge and agree that neither Distributor nor any Reseller is or will at any time be a "commercial agent" within the meaning of EC Council Directive of 18 December 1986 on the coordination of the laws of the Member States relating to self employed commercial agents of any related legislation.

3.        DEVELOPMENT AND IMPLEMENTATION OF ANNUAL BUSINESS PLAN

3.1 Sagent and Distributor will develop an annual written business plan that sets forth: (1) the initial hiring of Distributor personnel in conformity with Exhibit C hereto; (2) selling and other revenue activity by Distributor in conformity with Exhibit D hereto; (3) marketing advertising and other promotion plans related to this agreement; (4) establish German based consulting and training services for the Software; (5) establish maintenance and technical support for the Software in the Territory; and (6) all other activities of Distributor contemplated by this Agreement.

3.2 The first annual business plan shall be finalized by the parties within thirty (30) days of the Effective Date of this Agreement and shall be incorporated herein as Exhibit D. The parties will meet during Sagent's usual budget cycle to establish the annual business plans for subsequent years. Each annual business plan will take into account the projections set out in Exhibits C and D hereto. Distributor shall use its best efforts to fully implement the plans.

3.3 The Advisory Board of Distributor must approve every annual business plan before it is implemented as the requirement is set out in specific detail in Exhibit E of the Joint Venture Agreement.

4.        BUSINESS OPERATION OF DISTRIBUTOR

4.1 GENERAL MANAGER. The Distributor will provide a person acceptable to Sagent as General Manager of Distributor.

4.2 AUTHORITY OF GENERAL MANAGER. The General Manager shall have the authority to make all general business operation decisions related to the day to day operations of Distributor.

4.3 STRATEGIC PLANS. During the first three (3) years of Distributor's operation the General Manager of Distributor shall review with Sagent all Strategic Plans of Distributor. Sagent shall assist with the Strategic Plans through suggestion and coordination with programs used in other parts of the world.

4.4 DISTRIBUTOR TO BE OPERATIONAL WITHIN 90 DAYS. The General Manager of Distributor shall use his best efforts to have Distributor in full operation (sales and support functions in place) within 90 days following the Effective Date of this Agreement.

4.5       SAGENT'S DUTIES AFTER INCORPORATION OF DISTRIBUTOR.
          Sagent shall:

(a) turn over to Distributor all sales leads applicable to the Territory and thereafter all sales transactions for the Territory shall be quoted and invoiced by Distributor (or applicable VARs) to the end user customers, Resellers and VARs.

(b) Sagent shall notify all Resellers, VARs and end user customers and prospects in the Territory of the changes in responsibility.

(c) Sagent shall supply Distributor with a list of all current maintenance customers in the Territory. Distributor shall have the right to renew maintenance for such customers in the Territory.

(d) Sagent and Distributor shall negotiate local support for such customers in the Territory during the remaining period of the maintenance contract or if negotiations fail, Sagent may provide direct support.

4.6 USE OF INTERNATIONAL PRICE LIST. Sagent recommends that Distributor uses Sagent's International Price List as its basis for pricing under this Agreement for distribution of Software and Services pursuant to this Agreement. However, Distributor shall be absolutely free in defining its resale prices and shall in no event be bound to follow Sagent's price recommendation. Prices may be translated into German Marks/Euros from time to time. Sagent shall periodically consult with the General Manager as to the form and content of the International Price List.

4.7 DISCOUNTING AUTHORITY OF GENERAL MANAGER. While Distributor shall be absolutely free in deciding on whether and which discounts to grant to customers, Sagent recommends that the General Manager of Distributor authorizes the same discounts from the list prices (as set forth in Sagent's then current International List Prices) as are allowed to Sagent's sales department in Sagent's nonstandard pricing terms and conditions procedure (hereinafter the "Pricing Policy") which is attached as Exhibit F for strategic software licensing customers.

4.8 ACCESS TO SAGENT PRICING COMMITTEE. The General Manager may consult with Sagent's pricing committee regarding the justification of larger discounts than are recommended under Section 4.7, and or other sales accommodation and to end users, on a case by case basis. Sagent and Distributor agree to use their best efforts to ensure all requests for additional discounts or other pricing accommodations are promptly attended to. In those instances in which General Manager (in good faith) must act without first seeking discount advice under the Pricing Policy, Sagent shall honor the discount actually provided. However in no event will Sagent be obligated to honor such discount (and the royalty payment shall be so adjusted) if the discount provided exceeds two (2) times the allowable discount expressed in the Pricing Policy.

4.9 HIRING BY DISTRIBUTOR. Distributor shall provide resumes of Key Persons it plans to hire for review and approval by Sagent. If Sagent shall not have objected within four (4) business days to any proposed hire, then Sagent shall be deemed to have accepted the candidate. In order that Sagent may assist in the hiring of all sales, technical and consulting personnel, Distributor may at its option send candidates at its expense to the US for interview. Any expenses of Sagent personnel assisting the hiring process either in the US or Germany will be paid by Sagent. For the purposes of this section the term "Key Persons" shall mean all sales, systems engineer and marketing staff.

4.10 STAFFING LEVELS. Distributor and Sagent have agreed on a plan regarding the appropriate staffing levels in order to sell and offer the related services in the Territory. This staffing plan is set out in Exhibit C hereto and should serve as a guideline only.

4.11 ASSESSMENT OF DISTRIBUTOR EMPLOYEES. Sagent shall participate in the ongoing assessment of all employees of Distributor. Sagent may provide written comment to the General Manager of Distributor indicating that a particular employee(s) is/are not performing employee's job in a manner acceptable to Sagent. Distributor shall take active steps to remedy all such situations identified by Sagent either through raising the employee's level of performance or termination.

4.12 WRITTEN ASSESSMENTS. Distributor shall provide to the Sagent member of Distributor's Advisory Board, on going written assessments at three
          (3) month intervals for employees identified by Sagent as non-performing.

4.13 SAGENT TO KEEP DISTRIBUTOR INFORMED OF PLANS. Sagent will keep the Management of Distributor fully informed of developments within Sagent and trends that it sees in the US and other world markets (including Sagent business plan). Once Sagent is public, no information should be provided to Distributor which could lead to insider knowledge.

4.14 ATTENDANCE AT SAGENT MEETINGS. Distributor's General Manager will be allowed to participate in all major and relevant Sagent meetings concerning trends, markets, products and strategy like a General Manager of a Sagent subsidiary participating in Sagent's General Manager meetings. Distributor may be excluded from any meeting if, in the sole discretion of the President of Sagent it would be inappropriate for a representative of Distributor to attend.

4.15 DISTRIBUTOR TO PROVIDE SALES AND MARKET INFORMATION TO SAGENT. Distributor will promptly provide similar information to Sagent. Samples of all marketing and advertising materials prepared by one party will be promptly provided to the other with rights to use such materials to further jointly the sales of Sagent products.

4.16 PROVISION OF QUARTERLY FINANCIAL REPORTS. Distributor will provide Sagent a quarterly financial report of its operations including but not limited to its balance sheet and income statement prepared in accordance with generally accepted accounting principles (USA), and a personnel roster by name, position held and location with new hires and termination's identified, and Distributor will keep its books on a calendar-year basis.

4.17 PROVISION OF REVENUE PROCEDURES TO DISTRIBUTOR. Sagent will provide to Distributor copies of its accounting and revenue recognition procedures and Distributor will comply with these procedures to the extent that it is able under German law. This provision also applies to section 4.16 of this Agreement.

4.18 ANNUAL AUDIT OF DISTRIBUTOR. At its expense, Distributor will have an annual audit by Coopers & Lybrand results of which will be promptly supplied to Sagent.

4.19 PROVISION OF MONTHLY SALES REPORTS. Distributor shall also promptly provide to Sagent monthly sales and a three month forecast of expected orders, including identification of the top five revenue potential projects, for Sagent products and services in a Sagent approved format.

4.20 MARKET AND SALES STRATEGY. Distributor shall utilize the general market and sales strategies used by Sagent. This strategy currently has a focus on consumer goods industries, telecommunications and the financial services industry, however the strategy may change from time to time and is not an exclusive strategy.

4.21 COMPLIANCE WITH U.S. FOREIGN CORRUPT PRACTICES ACT. The Distributor shall be managed so as to observe the following requirements in all transactions: (a) No action shall be taken by or on behalf of the Distributor which violates any applicable law or regulation of the United States, or any country in the Territory; (b) no expenditure for other than lawful purposes shall be made by or on behalf of the Distributor; and (c) no payments shall be made and nothing of value shall be given to government officials by the Distributor or any of their respective agents, except such payments as are required by law and made to such officials in other than their individual capacities; or (d) otherwise taken any action that would constitute a violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1 et seq.

5.        COMPENSATION.

5.1 (i) Royalties to Sagent shall be calculated based on amounts invoiced to end users (exclusive of freight charges and any applicable sales and consumption taxes (VAT)), and Royalties shall be adjusted for credit invoices, using the following royalty rates:

          Software Products                                [*]%

          Maintenance fees                                 [*]%

          (ii) Royalties to Sagent resulting from Licenses sold through VARs and Resellers in Territory shall amount to 40% of the then current International Price List for Product Licenses. In case of special VAR and Reseller deals where the General Manager uses the rules of Article
          4.8. for pricing and discounting purposes, different royalties may be negotiated with Sagent.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Compensation to Sagent shall not be due from Distributor for evaluations limited to thirty (30) days or less or copies used for marketing or demonstration purposes only.

5.3 Sagent reserves the right to change its International list prices with ninety (90) days prior written notice to Distributor.

5.4 SPLITS - "VAR Deals" and deals as defined in 2.8(a) where both Sagent and Distributor are directly involved under this Agreement are subject to revenue or royalty splits as agreed to by the General Manager of Distributor and Sagent's applicable Vice President responsible for European Sales. If no agreement is made as provided above, then the split will be resolved by the President of Sagent following consultation with Distributor. Splits may be appropriate in instances where Sagent and Distributor must each provide sales and marketing support to a customer in order to finalize an agreement. Such an agreement would be one, which is closed outside the Territory, but Distributor is involved in the transaction in the territory.

5.5 NO COMPENSATION FROM OUTSIDE THE TERRITORY. Distributor will receive no compensation with respect to VAR's from outside of the Territory that market Applications in the Territory except that Sagent or Distributor may contract with a VAR that (i) intends to market globally and (ii) is a major factor in its industry. In such instance, it is necessary and desirable that Sagent and Distributor cooperate to facilitate the entry of the VAR into respective markets and assist such VAR in its marketing efforts. In such instances, either Sagent or Distributor may receive a portion of the royalty paid by the VAR, or some other negotiated payment for the services provided in the respective territory. The amount of royalty or fee shall be negotiated as provided for in Section 5.4 "Splits".

5.6 PAYMENT. Distributor will pay royalties bi-monthly, by wire transfer within seven (7) days following the 15th and the end of each month, based on payments received during the month from customers, Resellers, and VARs. Payments to Sagent shall be due and payable from Distributor once Distributor has received payment from a customer. Distributor shall make all commercial efforts to ensure the credit worthiness of each end user Licensed pursuant to this Agreement and Distributor shall use all efforts to ensure that each customer pays all fees owed to Distributor according to Distributor's invoice terms. Distributor shall prepare and remit at the end of each month an Aged Receivable document.

5.7 REPORTS. Along with each payment as described in section 5.6, Distributor shall supply a report with copies of customer invoices, (if possible with the name and location of the customer, and products sold) and a calculation of the royalty due for the invoice.

5.8       MAINTENANCE.  Distributor shall pay to Sagent the amounts set out in section 5.1 of this Agreement for Maintenance provided to End Users. Payment for Maintenance shall be made yearly in advance, and, unless Maintenance is canceled by Distributor, Sagent or End-User, at least thirty days before each subsequent Anniversary Date. Distributor shall pay for Maintenance as provided in Section 5.6. Sagent policies require that maintenance be purchased at the inception of a License for extension of product warranties and that back maintenance is required for reinstatement of customers that have let their maintenance contracts lapse.

5.9 TRAINING AND CONSULTING. Sagent shall grant to Distributor rights to provide Sagent training courses with Distributor's own personnel to End Users; and Distributor shall have the right to provide Distributor's Sagent trained consultants to assist customers with use of the Software Products. Such training and consulting shall meet Sagent's quality standards. Distributor shall pay the reasonable travel and living expenses for any Sagent consultants or agents brought from the US to the Territory. For extended visits, over two weeks, Sagent will invoice Distributor for a daily rate approximating the compensation and benefits of the Sagent consultant or agent for the period involved.

5.10 REPORTING. Distributor agrees to provide Sagent with a monthly sales report in format and media reasonably requested by Sagent and also meeting Distributor's needs, which details if possible purchase order numbers, quantity of each type of Software licensed during the month (including copies distributed by Distributor to Reseller, End User orders delivered by Resellers, End-User orders delivered by Distributor, and Marketing Copies made), machine class, unit and extended price to Sagent the buyers' names and addresses and Reseller numbers (if any), and any other related information reasonable requested by Sagent. This report shall be forwarded to Sagent within fifteen (15) days of the close of each calendar month. In addition, Distributor shall ensure that Resellers provide similar such reports to Distributor and that the information contained in such Reseller reports is accurately reflected in Distributor's report to Sagent. If Distributor orders Software directly from Sagent such information shall be supplied on the order.

5.11 AUDIT. Distributor agrees to allow an independent auditor to review Distributor's books and records related to the activities described in this Agreement in order to determine the accuracy of the reports and agrees to require Resellers to allow a similar independent auditor review. The independent auditor will be chosen by Sagent and approved by Distributor, whose approval shall not be unreasonably withheld.
          The review will be paid by Sagent. The reviews occur at mutually agreeable times during normal business hours and will not occur more frequently than one time per year. The independent auditor shall be instructed to keep all information learned strictly confidential.

5.12 WITHHOLDING TAXES. All payments by Distributor shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes arising in Territory which are otherwise imposed on payments to Sagent shall be the sole responsibility of Distributor.

6.        RESELLER AND END USER SERVICE.

6.1 PRODUCT SUPPORT. Distributor shall provide customer support consistent with industry custom for all Software distributed hereunder. Distributor shall maintain on site staff support personnel sufficiently knowledgeable with respect to the Software to answer Existing Distributor, Wholly Owned Company, Reseller, End User and other customer questions regarding the use and operation of Software.

6.2 DISTRIBUTOR MAINTENANCE SUPPORT. Distributor shall ensure that all Reseller or End User questions regarding the use or operation of Software marketed by Distributor are initially addressed to and answered by Distributor. Any Reseller or End-User service questions resulting from Distributor's sales to Resellers or End-Users shall be referred by Sagent back to Distributor.

6.3 SAGENT SUPPORT TO DISTRIBUTOR. Sagent shall provide telephone consultation to Distributor with respect to any Reseller/End-User questions which Distributor cannot adequately answer. Distributor shall not represent to any third party that Sagent is available to answer questions from any Reseller, End-User or other customer directly. To allow Distributor to offer proper support as Sagent for severity 1 defects as defined in Exhibit I Distributor shall have access to Sagent support. Sagent shall make maintenance support available to Distributor on a 24-hour basis.

6.4 TRAINING. On the request of Distributor, Sagent will provide training for a mutually agreed number of Distributor's technical employees at no charge by sending them to Sagent Training Classes in the US. Sagent Training Classes specifically requested by Distributor in the Territory will be charged to Distributor at mutually agreed cost.

7.        WARRANTY.

7.1 Sagent warrants to Distributor that each individual Software product for which Maintenance fees have been paid will substantially perform the functions described in the documentation provided by Sagent for as long a period as to enable Distributor to grant its customers the legally required warranty (six months in Germany at the time of signing this Agreement) so long as such Software product shall have been properly shipped and not tampered with by Distributor. If Sagent finds a material deviation in Software performance during the period, as Distributor's sole and exclusive remedy, Sagent will replace, modify, or issue a refund for the Software, at Sagent's option, provided it is within the law, so that it performs substantially in accordance with the documentation.

7.2 Other than as stated in this section 7, there is no representation or warranty or condition, express or implied, as to any matter whatsoever, including without limitation, the condition of software, its merchantability or fitness for a particular purpose.

8.        ADDITIONAL OBLIGATIONS OF SAGENT

8.1 HARMONY OF OPERATIONS. Sagent will provide to Distributor such policies and procedures as are necessary to synchronize operations, so that to the End User customer, Distributor would appear to be a separate company, however closely aligned with Sagent.

8.2 CONSULTATION TO DISTRIBUTOR. Sagent will work closely with and provide consultation to Distributor management through telephone meetings or other appropriate manner of communication.

8.3 SAGENT COORDINATOR. Sagent agrees to appoint one person as the designated coordinator between Distributor and Sagent. Sagent will be responsible for ensuring that this employee will be knowledgeable in Sagent's sales and marketing procedures.

8.4 SAGENT STAFF AT DISTRIBUTOR SITE. Sagent will provide to Distributor persons with technical and sales knowledge to support Distributor in the Territory during start-up phase with relevant direct expenses split equally between Sagent and Distributor. The purpose of the supplied person is to "jump start" operations of Distributor.

8.5 ISO 9001. Sagent will make its best effort to gain ISO 9001 registration within 12 months of the Effective Date of this Agreement.

8.6 RESPONSE TO INQUIRIES. Sagent shall promptly respond to all inquiries from Distributor concerning matters pertaining to this Agreement.

8.7 NEW RELEASES. Sagent shall promptly inform Distributor of new releases of Software.

8.8 OTHER SOFTWARE PRODUCTS. Sagent shall offer to Distributor product distribution rights in the Territory for all other products distributed directly or indirectly by Sagent in accordance with Exhibit A.

8.9 PRODUCT ANNOUNCEMENTS. Sagent shall use its best efforts to not make or distribute product announcements related to the Software directly to End Users in the Territory unless coordinated with Distributor.

8.10 PRODUCT RELEASE PLANS. Sagent shall use its best efforts to give Distributor reasonable notice of plans for future software products which Sagent intends to release for distribution during the term of this Agreement. Sagent will provide to Distributor monthly product release schedules and Quarterly product planning schedules.

8.11 CUSTOMER INFORMATION. Sagent will transmit to Distributor the names and addresses of prospective customers in the Territory from whom Sagent receives inquiries regarding the Software.

8.12 MARKETING AND TECHNICAL INFORMATION. At Distributor's request, Sagent will either loan, or sell at Sagent's cost, to Distributor marketing and technical information concerning the Software, as well as catalogs and other sales aids, all in the English language, for the use of Distributor in marketing and selling to end users.

8.13 SAGENT AND DISTRIBUTOR TO COOPERATE IN MARKETING ANNOUNCEMENTS. Sagent shall make all reasonable efforts to consult and cooperate with Distributor with respect to the timing and content of all marketing, PR, and other announcements which may have an effect in the Territory.

8.14 SAGENT OBLIGATION TO GO TO TERRITORY. Sagent employees shall not be required to come to the Territory to support sales/marketing activities. To the extent that both parties feel that such a visit is in the best interest of Distributor, Distributor will pay the reasonable travel and living expenses of the requested Sagent Employee. For extended visits, over two weeks, Sagent will invoice Distributor for a daily rate approximating the compensation and benefits of the individual for the period involved. In the case of Split deals as described at section 5.4 hereof, travel and compensation costs will generally be considered in the split of revenue to each party. In the case of support issues defined as "severity 1 and 2" in Sagent's Maintenance And Technical Support document set out as Exhibit J hereto, and for which the services of a Sagent Employee are imperative, Sagent shall pay the relevant expenses.

9.       ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

The following are additional obligations to be undertaken by the Distributor at the Distributor's sole expense:

9.1 MANUFACTURE OF PRODUCTS AND TRAINING MATERIAL. Distributor will manufacture all Software and training materials to be distributed in accordance with the Methods and Standard of Quality set out in Exhibit K hereto in the Territory pursuant to this Agreement and deliver such products to End Users. Sagent will supply masters of tapes, disks and documentation as are required for Distributor to meet its responsibilities under this section. Distributor shall be allowed to buy from Sagent all Software media, documentation and training materials which Sagent makes commercially available at Sagent's cost.

9.2 ENFORCEMENT OF INTELLECTUAL PROPERTY. Distributor will use its best efforts to protect Sagent's Intellectual Property rights in the Software in the Territory, including but not limited to thorough use of Non Disclosure agreements and proper contract administration of the software license agreements, and Distributor shall promptly report to Sagent any infringement of such rights of which Distributor becomes aware; provided, however, that Sagent reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the Software in the Territory, "Intellectual Property Rights" shall mean patent right, copyright right (including, but not limited to, rights in software, audiovisual works and moral rights), trade secret rights, trade mark rights and any other intellectual property rights recognized by the law of each applicable jurisdiction.

9.3 MARKETING AND PR EFFORTS. Distributor will use its best efforts to vigorously and aggressively market and sell the Software within the Territory and to satisfy those reasonable criteria and policies with respect to Distributor's obligations under this Agreement developed and announced and communicated in writing to Distributor by Sagent from time to time. Distributor will provide Sagent sales forecast and pipeline information monthly and as requested by Sagent. Distributor will develop and implement effective marketing programs to assist in the sale of the Software including those agreed upon in annual business plans or otherwise between the parties.

9.4 SAGENT SALES MEETINGS. Distributor shall attend Sagent's scheduled Sales meetings which are scheduled to occur at least annually. In addition, business review meetings should be held between the General Manager of Distributor and the Sagent Coordinator once in a quarter.

9.5 STAFF TRAINING. Distributor agrees to provide its staff and Resellers with adequate training regarding the use and operation of the Software, and to also provide its staff and Resellers with regular training regarding updates of the Software.

9.6 FINANCES. Distributor shall maintain working capital sufficient, to allow Distributor to perform fully and faithfully its obligations under this Agreement. Distributor shall devote sufficient financial resources and technically qualified sales and service personnel to the Software to fulfill its responsibilities under this Agreement.

9.7 STANDARD OF BUSINESS PRACTICES. Distributor shall establish and maintain, and shall cause its Resellers, employees and agents to establish and maintain a high standard of ethical business practices in connection with the distribution of Software within the Territory, including, without limitation, all applicable laws and regulations. Distributors shall follow such applicable sales policies as are established by Sagent from time to time.

9.8 INTELLECTUAL PROPERTY RIGHTS REGISTRATIONS AND GOVERNMENT APPROVALS. Distributor shall promptly notify Sagent in writing of, and shall assist Sagent with any registrations of filings required to obtain all needed copyright, trademark or other intellectual property rights protection, in Sagent's name, for the Software within the Territory, and to obtain any necessary government approvals with respect to this Agreement. Distributor agrees to promptly register this Agreement, after notifying Sagent if the laws or regulation of any country in the Territory require its registration for any purpose with any governmental agency or instrumentality.

9.9 NO COMPETING PRODUCTS. During the first three years of the Agreement, Distributor will not sell any products, for use in the Territory, except the Software or software provided by Sagent which is later made available under this Agreement. After three years, Distributor shall be free to sell and service products of any manufacturer including those products that could compete with Sagent products provided that Distributor is otherwise in compliance with the terms of this Agreement.

10.      INDEMNIFICATION.

10.1 Sagent will defend at its expense any action brought against Distributor to the extent it is based on a claim that the Software or any part thereof, when used within the scope of this Agreement, infringes a patent or copyright and Sagent will pay any settlements and any costs, damages and attorney's fees finally awarded against Distributor in such action which are attributable to such claim; provided that the foregoing obligation will be subject to Distributor notifying Sagent promptly in writing of the claim, giving Sagent the exclusive control of the defense and settlement thereof, and providing all reasonable assistance in connection therewith.

10.2 Notwithstanding the above, Sagent shall have no liability for any claim of infringement of a patent or copyright based on: (i) use of a superseded or altered release of the Software or portion thereof if such infringement would have been avoided by the use of a current unaltered release of the Software which Sagent provides to Distributor, or (ii) the combination, operation or use of the Software furnished under this Agreement with products or data not furnished by Sagent if such infringement would have been avoided by the use of the Software without such products or data.

10.3 In the event that the use of the Software becomes or in Sagent's reasonable opinion is likely to become the subject of a claim of infringement of patent or copyright rights, it is Sagent's option to remedy the situation by: a) procuring the continuing right to use the Software as contemplated or b) replacing or modifying the Software such that use is no longer an infringement or c) terminating the License and refunding the fees paid by Distributor to Sagent but prorated over a thirty six (36) month period, to the extent that Distributor is obligated to refund such fees to its customers.

10.4 The foregoing states the entire liability and obligation of Sagent with respect to infringement or claims of infringement of any patent, copyright, trade secret, or any other proprietary right.

11.       EXPORT ADMINISTRATION.

11.1 If the Software is to be used or distributed outside of the United States, Distributor agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to assure that the Software is not exported in violation of United States Law. Distributor agrees that neither the Software nor any other technical data nor the direct product thereof is intended to be used for any purpose prohibited by the Act or regulations promulgated thereunder, including, without limitation, nuclear proliferation or chemical/biological weapons or missiles.

12.       MAINTENANCE.

12.1 Distributor shall be solely responsible for maintenance for its own customers.

12.2 DISTRIBUTOR CONTACT. Distributor shall appoint one person as the principal Maintenance Contact Point for the communication of bugs and errors to Sagent and for the receipt of bug and error fixes, work-arounds and updates, if any. Additionally, Distributor shall appoint another person as a back-up to the principal contact point.

12.3 SAGENT CONTACT. Sagent shall appoint one person as the principal Maintenance Contact Point for the receipt of bugs and errors from Distributor and for the communication to Distributor of bug and error fixes, work-arounds and updates, if any. Additionally, Sagent shall appoint another person as a back-up to the principal contact point.

12.4 MAINTENANCE AVAILABILITY. Maintenance is available only for the most recent version of the Software and the preceding version for no longer than 12 months after the current version becomes generally available. Sagent shall ensure that Maintenance is available for the period mandated by local law in the Territory and Distributor shall use its best efforts to inform Sagent of any local laws which may affect Sagent pursuant to this section.

13.       TERMINATION/DEFAULT.

13.1 TERM. This Agreement shall continue in force from the Effective Date without a specific termination date, unless terminated under the provisions of this Section 13. This Agreement shall survive the termination of the Joint Venture Agreement executed as of April 8, 1998 between Sagent and ISAR-Vermogensverwaltung GbR mbH, unless the provision of said Joint Venture Agreement contemplate that this Agreement shall automatically and immediately terminate.

13.2 DISTRIBUTOR'S RIGHT TO TERMINATE: The Distributor shall have the right to terminate the Agreement

13.2.a)  for Cause

(i) if Sagent shall have defaulted in a material way in its obligations to provide and support its Software; or

(ii) if Sagent has became unable to meet its requirements under this Agreement due to financial insolvency; or

(iii)    other material default of a material provision of the Agreement.

         Notwithstanding the foregoing, if Distributor desires to terminate pursuant to this section, then Distributor shall give written notice to Sagent that if the breach is not cured within sixty (60) days this Agreement will be terminated. If Distributor gives such notice and the breach is not cured during the sixty day period, then this Agreement will terminate.

13.2.b) Furthermore, Distributor shall have the right to terminate this Agreement upon twelve months notice following the fourth year of the agreement.

13.3. EFFECT OF TERMINATION PURSUANT TO SECTION 13.2. Following termination under 13.2., Distributor shall change its name and procedures to eliminate all reference to Sagent and shall retain the right to continue to support maintenance contracts with end users and otherwise provide support.

13.4.    SAGENT'S RIGHT TO TERMINATE.

13.4.a)  for Cause:

Sagent shall have the right to terminate Distributor's exclusive distribution rights if

(i) Distributor fails to meet its minimum royalty payment target in any given 12-month period as set out in Exhibit E and Sagent and Distributor also were in material disagreement with respect to the operations or operating plan and have been unable to resolve such disagreement; or

Sagent shall have the right to terminate the agreement if

(ii) a material number of customers or Resellers indicate substantial dissatisfaction with Distributor's service levels; or

(iii) Distributor is financially or otherwise unable or unwilling to meet its obligations under the Agreement; or

(iv)     other material default of a material provision of the Agreement; or

(v) failure to establish during the first twelve months of the Agreement, a training and consulting organization which functions pursuant to standards agreed upon by Sagent and Distributor.

          Notwithstanding the foregoing, if Sagent desires to terminate pursuant to this section, then Sagent shall give written notice to Distributor that if the breach is not cured within sixty (60) days this Agreement will be terminated. If Sagent gives such notice and the breach is not cured during the sixty day period, then this Agreement will terminate.

13.4.b) Furthermore, Sagent shall have the right to terminate this Agreement upon twelve months notice following the fourth year of the agreement.

13.4.1    EFFECT OF TERMINATION UNDER 13.4  Following termination under section
          13.4 above, the Distributor shall have the right to liquidate its business, however, if it does so, it shall allow Sagent to hire Distributor's former employees directly or through a third party to provide support to existing customers.

13.4.2 Following termination under section 13.4 a) Sub sections (i), or (ii) if Distributor continues to operate, it shall change its name and procedures to eliminate reference to Sagent and Distributor shall retain (a) the right to License Sagent products in the Territory on a non-exclusive basis for a period of one year (renewable annually upon mutual agreement) and (b) provide support to existing and new customers through the expiration of applicable maintenance contracts.

13.5      Following termination under section 13.4 a) Sub sections (iii) or
          13.4. b), all Distributor rights to License and support Sagent products shall cease, however, Sagent shall honor new purchase orders during a transition period which are prepaid or for which direct payment from a credit worthy customer can be arranged.

13.6 Following termination, under section 13.4 Sub-sections (iv) or (v) above, Distributor shall change its name as indicated above, and have the right to provide support to existing customers through the expiration of applicable maintenance contracts.

13.7 POST TERMINATION COOPERATION: Following terminate pursuant to sections 13.2 and 13.4 herein, the parties agree to cooperate with each other for an orderly transition of selling and service activity to established customers to Sagent directly or to an authorized third party.

13.8 PROVISIONS OF UPDATES FOLLOWING TERMINATION. In the event of termination pursuant to this Section 13 and to enable Sagent to continue to provide updates of the Software to End Users and Resellers, Distributor shall provide Sagent within thirty (30) days of the effective date of termination with a complete customer list of all such End Users and Resellers, showing, at a minimum, names, addresses, type and amount of Software sold.

13.9 EFFECT OF TERMINATION. Unless provided otherwise above, on termination or expiration of this Agreement, Distributor shall (a) immediately cease using, copying and distributing the Software, and
          (b) certify to Sagent within one month after termination that Distributor has destroyed or has returned the Software and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory and whether or not modified or merged into other materials.

13.10 ASSIGNMENT OF EXISTING AGREEMENTS. On termination or expiration of this Agreement Distributor shall immediately take all required actions to assign all end user, VAR and Reseller Agreements to Sagent. Distributor agrees to ensure that all Wholly Owned Companies shall also assign all end user and VAR agreements related to the Software and Services to Sagent.

13.11 RETURN OF MATERIALS. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs and samples of every kind pertaining to the Software and to the Documentation which shall include any which may relate to any localization and which shall remain the property of Sagent. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all tangible such items in its possession to be returned pursuant to section 13.9, for shipment, as Sagent may direct, at Sagent's expense. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Sagent.

13.12 LIMITATION ON LIABILITY. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or investments, leases or commitments in connection with the business or goodwill of Sagent or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

13.12.1 LIMITATION OF LIABILITY - TRADE MARKS: Distributor acknowledges that Sagent is, and will remain the sole and exclusive owner of all goodwill associated with the trade marks of Sagent. Distributor recognizes the value of the goodwill associated with the trade marks of Sagent, and acknowledges that such value is owned by and belongs solely and exclusively to Sagent. Distributor waives any right it may have to receive any compensation or reparations prior to, upon or following termination or expiration of this agreement under the law of the territory or otherwise.

13.13 CUSTOMER SUPPORT. Following termination of this Agreement, Sagent and Distributor shall cooperate to make available to Resellers and End Users Software support and maintenance by Sagent at Sagent's then current standard rates. Distributor agrees to pay such standard rates to Sagent or, at Distributor's option, to reimburse to such Resellers for the duration of the stated maintenance and support period.

13.14 SURVIVAL OF TERMS. The provisions of Sections 5, 7, 9.5, 10, 11, 12, 13, 15 and 21 shall survive the termination of this Agreement for any reason.

14.       LOCALIZATIONS.

14.1 Sagent shall have the obligation (at its expense) to provide software localization/local language documentation whenever necessary based on Sagent's English language documentation. Distributor shall (at its expense) provide local language marketing and promotional materials based on the English sales collateral used by Sagent which Sagent shall provide. Distributor shall also have the right (at its expense) to provide such localization/documentation and materials. All such materials shall meet Sagent's published quality standards.

14.2 Sagent shall retain ownership of all derivative works from its materials and Distributor shall promptly supply copies of any materials or documentation it prepares and executes any requested documents necessary to perfect Sagent's ownership in the intellectual property.

14.3 If Sagent elects to use local language Documentation or materials, Sagent will obtain such materials from Distributor at Distributor's cost or for a nominal royalty if Sagent has printed the material.

14.4 Distributor may suggest to Sagent Software changes that it considers helpful in the Territory; however Sagent shall be entirely responsible for the development and content of the Software.

14.5 Sagent may agree with Distributor to provide technical and engineering support required to make localizations or new features to the Software on a case by case basis as commercial conditions warrant. However, in any case Sagent shall be required to create localizations for every new software release.

14.6 Sagent agrees to implement as soon as is commercially reasonable any localization or feature if License revenues in Germany will be materially impacted if Sagent fails to do so. Due to SAP's significant market penetration in territory. Sagent agrees to ensure access and query capabilities to SAP data within three months from the date of a final mutual decision on the best technical and business direction to achieve this goal, but in any case no later than October 1, 1998.

15.       NON-DISCLOSURE.

15.1 By virtue of this agreement, the parties may have access to information that is confidential to one another ("CONFIDENTIAL INFORMATION"). Confidential Information shall be limited to the Software and all written information clearly marked as confidential. Additionally, the terms and conditions of this Agreement are deemed to be Confidential Information.

15.2      A party's Confidential Information shall not include information which
          (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

15.3 The parties agree, both during the term of this Agreement and for a period of five (5) years after termination of the Agreement, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any other purpose than the implementation of this Agreement. Each party agrees to take reasonable steps to ensure that Confidential Information is not disclosed, distributed or used by its employees or agents in breach of the provisions of this Agreement.

16.       GOVERNING LAW, JURISDICTION, AND COMPLIANCE WITH LAWS.

16.1 The rights and obligations of the parties under this Agreement shall not be governed by the U.N. Convention on Contracts for the International Sales of Goods; rather such rights and obligations shall be governed and construed under the laws of the State of California, without reference to conflict of laws and principles. The jurisdiction of the courts of Germany is expressly excluded to the maximum extent permitted by law. Distributor acknowledges that its breach of this agreement may cause irreparable harm to Sagent for which Sagent may obtain injunctive relief.

16.2      IMPORT LICENSES, EXCHANGE CONTROLS, OTHER GOVERNMENTAL APPROVALS.

          Distributor represents and warrants that it shall, at its expense, obtain any and all import licenses and Territory governmental approvals that may be necessary to permit the license by Sagent and Distributor of Software, comply with all registration requirements in the Territory, obtain such approvals from the banking and governmental authorities of the territory as may be necessary to guarantee payment of all amounts due hereunder to Sagent in US dollars, and comply with any and all governmental laws, regulations, and orders that may be applicable to Distributor by reason of its execution of this agreement, including but not limited to any requirement to be registered as Sagent's independent Distributor with any governmental authority, and including but not limited to any and all laws, regulations or orders that govern or affect the ordering, export, shipment, import, sale (including governmental procurement), delivery, or redelivery of the Software in the Territory.

16.3 LIABILITY OF SAGENT. The provisions of this Agreement under which the liability of Sagent is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under the laws applicable in the countries in which Software is licensed hereunder, except to the extent such illegalities or invalidities are cured under the laws of such countries by the fact that the law of California governs this agreement.

17.       ENTIRE AGREEMENT.

17.1 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior agreements, discussions, and understandings between them. No modification of or amendment to the Agreement, nor any waiver of any rights under this Agreement shall be effective unless in writing signed by an officer of Sagent and Distributor. The terms and conditions of this Agreement shall supersede the terms and conditions of Distributor's purchase order, if any.

18.       NOTICES.

18.1 NOTICES. Any and all notices and other communications that are required or permitted to be given pursuant to this Agreement shall be in writing, and shall be deemed given (a) upon personal delivery, or
          (b) upon the sender's receipt of electronic confirmation of transmission, if sent by telex or facsimile, or (c) upon 2 business days after delivery to a recognized courier, fees prepaid. The parties designate the following addresses for the foregoing legal effects:

               TO DISTRIBUTOR:
               Magnolia II Vermogensverwaltung GmbH
               c/o Buro Klaus Luft
               Gut Keferloh 1 B
               D - 85630 Grasbrunn / Munich
               Germany

               Attention:     General Manager
               Facsimile number:   (49-89)464483

               TO SAGENT:
               Sagent Technology, Inc.
               2225 East Bayshore Road, Suite 100
               Palo Alto, CA 94303
               USA

               Attention:
               Facsimile number: (650) 493-1290

          The parties may amend the above-mentioned data by notice to all other parties, as provided in this Section.

19.       FORCE MAJEURE.

19.1 Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or order or restrictions, failure of suppliers or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

20.       LIMITATION OF LIABILITY.

20.1 Regardless of whether any remedy fails of its essential purpose, in no event will either party be liable to the other party for incidental, indirect, special or consequential damages, notwithstanding being aware of the possibility of such damages. Neither party's liability for any damages or claims shall exceed
          US $0.5 million.

21        DISPUTE RESOLUTION.

21.1 The Advisory Board of Distributor shall have the general responsibility of resolving disputes between Sagent and Distributor that relate to major issues concerning Agreement interpretation, operations and implementation of the joint strategy. Following failure of the Board to resolve a dispute, either party may request mediation or arbitration under the Agreement to be held in Zurich Switzerland.

21.2 ARBITRATION. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "Dispute"), the parties agree to resolve the same as follows:

(a) The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations as specified in 21.1.

(b) If the Dispute has not been resolved amicably within thirty (30) days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by final and binding arbitration in the City and county of Zurich, Switzerland, in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL"), as in effect on the date of this Agreement. The language to be used in the arbitration proceeding shall be English. The International Chamber of Commerce shall serve as the appointing authority. The arbitrators shall render a written award stating the reasons for the decision. Judgment on an arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement.

(c) Each of the parties hereto consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with paragraph (b) above. Such consent shall satisfy the requirements for an "agreement in writing" pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards, done at New York on June 10, 1958.

(d) Each of the parties hereby undertakes to carry out without delay the provisions of any arbitration award or decision.

22.       NAME OF DISTRIBUTOR.

22.1 SAGENT TECHNOLOGY GMBH. Subject to Section 22.2, Distributor agrees to perform its obligations under the name Sagent Technology GMBH or such other name as is agreed to by the parties.

22.2 LICENSE AGREEMENT. Sagent agrees to execute a License agreement with Distributor which will confer on Distributor limited rights to use the appropriate Sagent trade marks and trade names for a minimum period of three year.

22.3 CESSATION OF USE. Distributor agrees that if the License agreement referred to in section 22.2 above terminates expires or if for any reason Licensee breaches the License agreement, Licensee will immediately cease using the Sagent trade marks and trademarks. This section does not limit any other action Sagent may have against Distributor for its breach. Distributor shall change its name immediately to eliminate the name or reference to Sagent or its products should it elect to sell products that compete with the products of Sagent.

23        SEVERABILITY.

23.1 If one of the provisions of this agreement should be or become invalid or if this agreement should have an omission, this shall not affect the validity of the remaining provisions. In such an event, the parties are obliged to assist in the incorporation of provisions which form the closest economic equivalent to that which the parties would have agreed if they had been aware of the invalidity or if they had considered the point.


SO AGREED BETWEEN THE PARTIES HERETO:

"SAGENT"

SAGENT TECHNOLOGY, INC:

By: /s/ THOMAS M. LOUNIBOS
   ------------------------------

Name:  Thomas M. Lounibos
     ----------------------------

Title: EVP OF SALES
     ----------------------------

Date: April 8, 1998
     ----------------------------


"DISTRIBUTOR"

MAGNOLIA II VERMOGENSVERWALTUNG GMBH

By: /s/ INES BERGHOF
   ------------------------------

Name:  Ines Berghof
     ----------------------------

Title: General Manager
     ----------------------------

Date: April 8, 1998
     ----------------------------

                                   EXHIBIT A
                   SOFTWARE TO BE DISTRIBUTED BY DISTRIBUTOR


Server:             Data Movement Server
                    Web Link Server
                    Data Access Server

Power User Tools:   Sagent Administration Tool
                    Sagent Design Studio Tool
                    Sagent Automation Tool

End-User Tools:     Information Studio Tool
                    Analysis Tool
                    Reporting Tool
                    Crystal Reporting Tool
                    Statistical Tool

                                   EXHIBIT B
                                   TERRITORY

The territory shall include the following countries and/or accounts:

o    Germany

o    Austria

o    Switzerland

          --   German-speaking regions
          --   Nestle headquartered in Vevey/French-speaking Switzerland
          --   The World Economic Forum (WEF) headquartered in
               Geneva/French-speaking Switzerland.

                                   EXHIBIT C
                        DISTRIBUTOR'S HIRING PROJECTIONS

                    1998                    1999                    2000
            --------------------    --------------------    --------------------
            Q1    Q2    Q3    Q4    Q1    Q2    Q3    Q4    Q1    Q2    Q3    Q4
            --    --    --    --    --    --    --    --    --    --    --    --
SALES       --     1     2     3     4     4     5     5     6     6     6     6
SUPPORT     --     2     2     3     4     4     5     5     7     7     7     7

                                   EXHIBIT D
                                 BUSINESS PLAN

                                   EXHIBIT E
                        MINIMUM ROYALTY PAYMENT TARGETS



     First 12-month period*        US$ [*]

     Second 12-month period        US$ [*]

     Third 12-month period         US$ [*]

* The first 12-month period shall start on May 1, 1998.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT F
                      SAGENT'S NON STANDARD PRICING POLICY

Any transaction requiring a discount or non-standard pricing of greater than:

     Product License Revenue:           [*]% Discount
     Product Maintenance Revenue:       [*]% Discount
     Professional Services Revenue:     [*]% Discount

must have prior written approval to Sagent's Vice President of Worldwide Sales.

Any total Transaction Revenues exceeding US$ 200,000 require that Sagent's Vice President of Worldwide Sales has been informed prior to the closing of the respective deal.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT G
                     SAGENT'S STANDARD END USER AGREEMENTS

                      including their respective exhibits.

                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

     This SOFTWARE LICENSE AND SUPPORT AGREEMENT (this "Agreement") is entered
into by and between               (and together with its Subsidiaries (as
defined below) collectively "Customer"), and Sagent Technology, Inc. ("Sagent"), and describes the terms and conditions pursuant to which Sagent shall license to Customer and support certain Software (as defined below).

     In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.   Definitions

     1.1 "Concurrent Users" means all log-ons into the Software at any one time, as specified per Site in Schedule B.

     1.2 "Confidential Information" means this Agreement and all its Schedules, any addends hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the Software, and any other proprietary information supplied to Customer by Sagent, or by Customer to Sagent and clearly marked as "confidential information," including all items defined as "confidential information" in any other agreement between Customer and Sagent whether executed prior to or after the date of this Agreement.

     1.3 "Documentation" means any on-line help files or written instructions manuals regarding the Use of the Software.

     1.4 "Effective Date" means the later of the dates on which Customer and Sagent have signed this Agreement.

     1.5 "Equipment" means the computer system, including peripheral equipment and operating system software, specified in Schedule B.

     1.6  "Maintenance and Support" means the services described in Section 6.

     1.7 "Release" means a set of the Software in which in addition to possible corrections of detected shortcomings, (small) functional enhancements have been included. New Releases are registered by means of a change of the number to the right of the decimal point, e.g. Sagent 1.0 >> Sagent 1.1.

     1.8 "Response Time" means the elapsed time between the receipt of a service call and the time when Sagent begins the Maintenance and Support, including a verbal or written confirmation to the Customer thereof.

     1.9 "Site" means such physical location specified in Schedule B of one or more CPU's of the Equipment at which Customer is entitled to Use the Software.

     1.10 "Software" means the computer software programs specified in Schedule A and otherwise provided to Customer pursuant to this Agreement, and includes without limitation the Third Party Software.

     1.11 "Subsidiaries" means all current and future business entities of which a party owns, directly or indirectly, more than fifty percent (50%) of the equity securities or other equity interest granting such party voting rights exercisable in electing the management of the entities, for so long as such ownership exists.

     1.12 "Support Call (priority 1)" means a reported problem in the Software which causes a total system standstill.

     1.13 "Support Call (priority 2)" means a reported problem in the Software which causes serious disruption of a major business function and which can not be (temporarily) solved by a workaround.

     1.14 "Support Call (priority 3)" means a reported problem in the Software for which a workaround is available.

     1.15 "Support Call (priority 4)" means general questions and wishes pertaining to the Software and all reported problems in the Software which are not included in Sections 1.13, 1.14 or 1.15.

     1.16 "Third Party Software" means the third party software product licensed to Sagent, if any, that is specified on Schedule A. The Third Party Software is subject to all the terms and conditions of this Agreement that apply to the Software except where specifically indicated otherwise. In addition, the terms and conditions of the Third Party Software Exhibit apply to the Third Party Software. In the event of any conflict between the Third Party Software Exhibit and this Agreement, the Third Party Software Exhibit shall govern. No addendum to this Agreement shall be deemed to modify any terms or conditions that govern the Third Party Software unless such addendum specifically mentions the Third Party Software.

     1.17 "Third Party Software Exhibit" means the exhibit, if any, which sets forth the specific terms and conditions that apply to the Third Party Software.

     1.18 "Update" means a set of the Software in which detected shortcomings are being remedied. Updates are registered by means of a letter indication after the version number of the Software, e.g. Sagent, 1.0>> Sagent 1.0A.

     1.19 "Use" means loading, utilization, storage or display of the Software by Customer (and such other entities as are expressly permitted by Section 3(c)) by no more than the number of Concurrent Users set forth on Schedule B, for its own internal information processing services and computing needs (except as expressly permitted by Section 3(c)), by copying or transferring the same into Customer's Equipment.

     1.20 "Version" means a set of the Software in which substantial new functionalities or other substantial changes are introduced. Versions are registered by means of a change of the number to the left of the decimal point, e.g. Sagent 1.0>> Sagent 2.0.

2.   Grant of License

     2.1 Subject to the terms and conditions of this Agreement, Sagent hereby grants to Customer during an unlimited period of time, a non-exclusive and non-transferable license to (a) Use the Software on the Equipment (or with prior written notice to Sagent, on substitute, upgraded, or additional equipment) and at the Site (or with prior written notice to Sagent on additional sites of Customer, to be specified in Schedule B), and to make sufficient copies as necessary for such Use, and (b) use the Documentation in connection with Use of the Software. This license transfers to Customer neither title nor any proprietary or intellectual property rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

     2.2 Sagent shall issue to Customer, as soon as practicable, [ONE (1) MACHINE-READABLE COPY] of the Software for Use at the Site only, along with [ONE (1) COPY] of the on-line Documentation. Sagent will provide Customer with written copies of the Documentation at Sagent's standard charges. Customer may not copy the Documentation. Customer acknowledges that no copy of the source code of the Software will be provided to Customer.

     2.3 If the specified Equipment is inoperable or under repair, Customer will be entitled to transfer the Software to substitute Equipment at the same Site using an operating system that is supported by Sagent, provided that Customer shall promptly notify Sagent in writing of the transfer. Customer will be responsible for any services required if the Software has to be ported to an operating system that is not supported by Sagent.

     2.4 Customer will be entitled to make a reasonable number of machine-readable copies of the Software for backup or archival purposes only. Customer may not copy the Software, except as permitted by this Agreement. Customer shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform Sagent in writing of such location(s).

All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Customer is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

     2.5 Notwithstanding the inclusion of Subsidiaries in the definition of Customer in this Agreement, Sagent's affirmative obligations will be limited to the entity named above. Such entity hereby guarantees the performance of its Subsidiaries under this Agreement and shall indemnify and hold harmless Sagent from and against all losses, costs, liabilities and expenses arising out of or relating to any breaches by such Subsidiaries of this Agreement.

3.   License Restrictions

     Customer agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

     (a)  sell, lease, license or sublicense the Software or the Documentation;

     (b) decompile, disassemble, or reverse engineer the Software, in whole or in part;

     (c) allow access to the Software by any Concurrent User not located at the Site other than Customer's employees and employees of Customer's customers, dealers and distributors who Use such Software (excluding the Third Party Software) pursuant to the terms of Section 3(f) below;

     (d) write or develop any derivative software or any other software program based upon the Software or any Confidential Information;

     (e) use the Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or otherwise use the Software on a 'service bureau' basis; or

     (f) provide, disclose, divulge or make available to, or permit use of the Software by any third party without Sagent's prior written consent.

4.   License Fee

     4.1  License Fee. In consideration of the license granted pursuant to
          Section 2.1. Customer agrees to pay Sagent the License Fee specified in Schedule A. The License Fee is due and payable in full upon the Effective Date.

     4.2 Expansion of License. Customer will have the option to expand the license granted pursuant to Section 2.1 by increasing the authorized number of Concurrent Users after Sagent's prior written consent and further after Sagent's receipt of additional license fees for the expanded Use as set forth in Sagent's then-current standard commercial price list.

     4.3 Taxes. Customer agrees to pay or reimburse Sagent for all federal, state, dominion, provincial, or local sales, use, personal property, payroll, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of Sagent).

     4.4 No Offset. Fees and expenses due from Customer under this Agreement may not be withheld or offset by Customer against other amounts owed by Customer for any reason.

[5.  Escrow of Source Code

     A MASTER SOURCE CODE ESCROW AGREEMENT WITH RESPECT TO THE SOFTWARE (EXCLUDING THE THIRD PARTY SOFTWARE) HAS BEEN ESTABLISHED WITH __________. CUSTOMER SHALL HAVE THE RIGHT TO BECOME A BENEFICIARY OF THE ESCROW AGREEMENT PROVIDED THAT CUSTOMER AGREES TO BE BOUND BY THE TERMS OF SUCH ESCROW AGREEMENT.]

6.   Maintenance and Support

     For so long as Customer is current in the payment of all Maintenance Fees (described below), Customer will be entitled to Maintenance and Support as specified in this Section 6.

     6.1 Term and Termination. Sagent's provision of Maintenance and Support to Customer will commence on the Effective Date and will continue for an initial term of one (1) year. Maintenance and Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year unless Customer has provided Sagent with a written termination notice of its intention not to renew the Maintenance and Support at least ninety (90) days prior to the termination expiration of the then-current term. Termination of Maintenance and Support upon failure to renew will not affect the license of the Software.

     6.2 Maintenance and Support Services. Maintenance and Support will be provided only with respect to versions of the Software that are being supported by Sagent, according to the following schedule: (a) a Version will be supported for [five (5) years] after the commercial release of the next Version, provided always that Customer makes use of the last Release and Update of the first mentioned Version; (b) a Release will be supported for [one (1) year] after the commercial release of the next Release, provided always that Customer makes use of the last Update of the related Version; and (c) an Update will be supported for [six (6) months] after the commercial release of the next Update.

     6.3 Levels of Maintenance and Support. [MAINTENANCE AND SUPPORT IS AVAILABLE AT THE FOLLOWING RESPONSE TIMES: (I) SUPPORT CALL (PRIORITY
          10): ONE (1) HOUR; (II) SUPPORT CALL (PRIORITY 20): TWO (2) HOURS;
          (III) SUPPORT CALL (PRIORITY 30): FOUR (4) HOURS; AND (IV) SUPPORT CALL (PRIORITY 40): EIGHT (8) HOURS.]

     6.4 Definition. Maintenance and Support means that Sagent will provide during Sagent's standard hours of service: (i) Updates and Releases, when and if available, and related on-line Documentation, and (ii) telephone assistance with respect to the Software, including (a) clarification of functions and features of the Software; (b) clarification of the Documentation; (c) guidance in the operation of the Software; and (d) error verification, analysis and correction to the extent possible by telephone. Sagent's standard hours of service are Monday through Friday [,8:30 A.M. TO 5:00 P.M., LOCAL SITE TIME,] except for holidays as observed by Sagent.

     6.5 On-site Assistance. At Sagent's discretion, Sagent can decide to provide Maintenance and Support at the Customer Site. In such event Customer will reimburse Sagent for all related traveling expenses and costs for board and lodging.

     6.6 Installation and Conversion. Upon Customer's request, Sagent or a designated Sagent partner can perform the installation and/or conversion of the Software. Unless otherwise agreed, the costs hereof shall be invoiced to Customer on the basis of Sagent's then-current rates.

     6.7 Causes which are not attributable to Sagent. Maintenance and Support will not include services requested as a result of, or with respect to causes which are not attributable to Sagent. These services will be billed to Customer at Sagent's then-current rates. Causes which are not attributable to Sagent include but are not limited to:

          (a) accident; unusual physical, electrical or electro-magnetic stress; neglect; misuse; failure or fluctuation of electric power, air conditioning or humidity control; failure of rotation media not furnished by Sagent; excessive heating; fire and smoke damage; operation of the Software with other media and hardware, software or telecommunication interfaces not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

          (b) improper installation by Customer or use of the Software that deviates from any operating procedures established by Sagent in the applicable Documentation;

          (c) modification, alteration or addition or attempted modification, alteration or addition of the Software undertaken by persons other than Sagent or Sagent's authorized representatives;

          (d)  software programs made by Customer, Sagent or other parties.

     6.8 Responsibilities of Customer. Sagent's provision of Maintenance and Support to Customer is subject to the following:

          (a) [CUSTOMER SHALL PROVIDE SAGENT WITH ACCESS TO CUSTOMER'S PERSONNEL AND EQUIPMENT DURING NORMAL BUSINESS HOURS. THIS ACCESS MUST INCLUDE THE ABILITY TO DIAL-IN TO THE EQUIPMENT ON WHICH THE SOFTWARE IS OPERATING AND TO OBTAIN THE SAME ACCESS TO THE

Equipment as those of Customer's employees having the highest privilege or clearance level. Sagent will inform Customer of the specifications of the modem equipment and associated software needed, and Customer will be responsible for the costs and use of said equipment.]

          (b) Customer shall provide supervision, control and management of the Use of the Software. In addition, Customer shall implement procedures for the protection of information and the implementation of backup facilities in the event of errors or malfunction of the Software or Equipment.

          (c) Customer shall document and promptly report all errors or malfunctions of the Software to Sagent. Customer shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Sagent.

          (d) Customer shall maintain a current backup copy of all programs and data.

          (e) Customer shall properly train its personnel in the Use and application of the Software and the Equipment on which it is used.

     6.9 Maintenance Fee. The Maintenance Fee for each calendar year of Maintenance and Support will be 15% of the list price for the Software, as set forth in Sagent's price list in effect as of the Effective Date. The Maintenance Fee is due and payable in full in advance within thirty (30) days after the date of delivery of the Software. Any amounts not paid within thirty (30) days will be subject to interest of 1% per month, which interest will be immediately due and payable. Each calendar year, the Maintenance Fee may be modified by Sagent due to general price increases and/or general inflation increases which are reflected in the Consumer Price Index, but shall, for a period of four years from the Effective Date, in no event exceed five percent (5%) plus the increase in the Consumer Price Index for the applicable time period, by written notice to Customer at least thirty (30) days prior to the end of the then-current term. In the event of a modification of the Maintenance Fee, Customer may discontinue Maintenance and Support. If Customer elects not to renew Maintenance and Support, Customer may re-enroll only upon payment of the annual Maintenance Fee for the coming year and fifty (50) per cent of all Maintenance Fees that would have been paid had Customer not terminated Maintenance and Support, which entitles Customer to all Updates and Releases of the Software which have been released during the same period.

     6.10 Assignment of Duties. Sagent may assign its duties of Maintenance and Support to a third party, provided that Sagent will remain responsible for the actions of such third party. Any such assignment is subject to Customer's consent, which consent shall not be unreasonably withheld or delayed.

7.   Limited Warranty and Limitation of Liability

     7.1 Sagent warrants that the Software will perform in substantial accordance with the Documentation for a period of one (1) year from the Effective Date. If during this time period the Software does not perform as warranted, Sagent shall undertake to correct the Software, or if correction of the Software is reasonably not possible, replace such Software free of charge. If neither of the foregoing is commercially practicable, Sagent shall terminate this Agreement and refund to Customer the License Fee. In addition, Sagent warrants that the media on which the Software is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the Effective Date. Sagent will replace any defective media returned to Sagent within the 90-day period. The foregoing are Customer's sole and exclusive remedies for breach of warranty. The warranty set forth above is made to and for the benefit of Customer only. The warranty will apply only if:

          (a) the Software has been properly installed and used at all times and in accordance with the instructions for Use; and

          (b) no modification, alteration or addition has been made to the Software by persons other than Sagent or Sagent's authorized representative (except pursuant to the authorized Use of the Sagent Tools specified in Schedule A); and

          (c) Customer has not requested modifications, alterations or additions to the Software that cause it to deviate from the Documentation.

     7.2 Except as set forth above, Sagent makes no warranties, whether express, implied, or statutory regarding or relating to the Software or the Documentation, or any materials or services furnished or provided to Customer under this Agreement, including Maintenance and Support. Sagent specifically disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Software, Documentation, and said other materials and services, and with respect to the use of any of the foregoing. In addition, Sagent disclaims any warranty with respect to, and will not be liable or otherwise responsible for, the operation of the Software if programs are made through the use of non-Sagent software that change, or are able to change, the data model of the Software.

     7.3 In no event will Sagent be liable for any loss of profits, loss of use, business interruption, loss of data, cost of cover or indirect, special, incidental or consequential damages of any kind in connection with or arising out of the furnishing, performance or use of the Software or services performed hereunder, whether alleged as a breach of contract or tortious conduct, including negligence, even if Sagent has been advised of the possibility of such damages. In addition, Sagent will not be liable for any damages caused by delay in delivery or furnishing the Software or said services. Sagent's liability under this Agreement for direct, indirect, special, incidental and/or consequential damages of any kind, including, without limitation, restitution, will not, in any event, exceed the License Fee paid by Customer to Sagent under this Agreement.

     7.4 Customer shall indemnify and hold Sagent harmless from and against any costs, losses, liabilities and expenses (including reasonable attorneys fees) arising out of third party claims related to Customers Use of the Software under this Agreement.

     7.5 Any pre-production versions of the Software distributed to Customer are delivered "as-is," without any express or implied warranties.

     7.6 The provisions of this Section 7 allocate risks under this Agreement between Customer and Sagent. Sagent's pricing reflects this allocation of risks and limitation of liability.

     7.7 No action arising out of any breach or claimed breach of this Agreement or transactions contemplated by this Agreement may be brought by either party more than one (1) year after the cause of action has accrued. For purposes of this Agreement, a cause of action will be deemed to have accrued when a party knew or reasonably should have known of the breach or claimed breach.

     7.8 No employee, agent, representative or affiliate of Sagent has authority to bind Sagent to any oral representations or warranty concerning the Software. Any written representation or warranty not expressly contained in this Agreement will not be enforceable.

8.   Indemnification for Infringement

     8.1 Sagent shall, at its expense, defend or settle any claim, action or allegation brought against Customer that the Software infringes any patent, copyright, trade secret or other proprietary right of any third party and shall pay any final judgments awarded or settlements entered into; provided that Customer gives prompt written notice to Sagent of any such claim, action or allegation of infringement and gives Sagent the authority to proceed as contemplated herein. Sagent will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and Customer may not settle or compromise such claim, action or allegation, except with prior written consent of Sagent. Customer shall give such assistance and information as Sagent may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, Sagent may, at its sole option and expense:

          (a) procure for Customer the right to continue Use of the Software or infringing part thereof; or

          (b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable.

          (c) terminate this Agreement and repay to Customer a portion, if any, of the License Fee equal to the amount paid by

Customer less one-forty-eighth (1/48) thereof for each month or portion thereof that this Agreement has been in effect. Sagent and Customer will then be released from any further obligation to the other under this Agreement, except for the obligations of indemnification provided for above and such other obligations that survive termination.

     8.2 The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the Software made by any party other than Sagent or Sagent's authorized representative. The foregoing obligations shall not apply to the Third Party Software.

     8.3 The foregoing states the entire liability of Sagent with respect to infringement of any patent, copyright, trade secret or other proprietary right.

9.   Confidential Information

     9.1 Each party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding information that (i) is publicly available, (ii) already in the other party's possession and not subject to a confidentiality obligation, (iii) obtained by the other party from third parties without restrictions on disclosure, (iv) independently developed by the other party without reference to Confidential Information, or (v) required to be disclosed by order of a court or other governmental entity. Nothing herein will prevent routine discussions by the parties that normally take place in a "user group" context.

     9.2  In the event of actual or threatened breach of the provisions of
          Section 9.1, the non-breaching party will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

10.  Term and Termination

     10.1 This Agreement will take effect on the Effective Date and will remain in force until terminated in accordance with this Agreement.

     10.2 This Agreement may be terminated by Customer upon thirty (30) days' prior written notice to Sagent, with or without cause, provided that no such termination will entitle Customer to a refund of any portion of the License Fee or Maintenance Fee.

     10.3 Sagent may, by written notice to Customer, terminate this Agreement if any of the following events ("Termination Events") occur, provided that, except as set forth in Section 10.3(d) below, no such termination will entitle Customer to a refund of any portion of the License Fee or Maintenance Fee:

          (a) Customer fails to pay any amount due to Sagent within thirty (30) days after Sagent gives Customer written notice of such non-payment; or

          (b) Customer is in material breach of any non-monetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after Sagent gives Customer written notice of such breach; or

          (c) Customer (i) terminates or suspends its business activities, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes; or

          (d)  Sagent elects to refund Customer's fees in accordance with
               Section 7.1 or Section 8.1(c).

          If any termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. Termination of this Agreement will not affect the provisions regarding Customer's or Sagent's treatment of Confidential Information, provisions relating to the payment of amounts due, or provisions limiting or disclaiming Sagent's liability, which provisions will survive termination of this Agreement.

     10.4 Within fourteen (14) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, Customer shall return the Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Customer shall furnish Sagent with a certificate signed by an executive officer of Customer verifying that the same has been done.

11.  Non-assignment/Binding Agreement

     Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Customer, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of Sagent, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

12.  Notices

     Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, (c) sent by overnight air courier, or (d) by facsimile, in each case properly posted to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, one (1) day after delivery to an overnight air courier service, or one (1) day after the moment of transmission by facsimile.

13.  Miscellaneous

     13.1 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the inability to meet financial obligations is expressly excluded.

     13.2 Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. Except as expressly stated in this Agreement, no exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

     13.3 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

     13.4 Entire Agreement. This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter, except as provided in
           Section 1.3 with respect to the definition of "Confidential Information."

     13.5 Standard Terms of Customer. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that Customer may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Sagent to object to such terms, provisions or conditions.

     13.6 Amendments to this Agreement. This Agreement may not be amended, except by a writing signed by both parties.

     13.7 Sagent's prior consent. Unless expressly provided otherwise in this Agreement, any prior consent of Sagent that is required before Customer may take an action may be granted or withheld in Sagent's sole and absolute discretion.

     13.8 Export of Software. Customer may not export or re-export the Software without the prior written consent of Sagent and without the appropriate United States and foreign government licenses.

     13.9 Public Announcements. Customer acknowledges that Sagent may desire to use its name in press releases, product brochures and financial reports indicating that Customer is a customer of Sagent, and Customer agrees that Sagent may use its name in such a manner.

     13.10 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

     13.11 Applicable law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles.

     13.12 Headings. Section and Schedule headings are for ease of reference only and do not form part of this Agreement.

     13.13 Non-solicitation. Customer acknowledges and agrees that the employees and consultants of Sagent who perform the Maintenance and Support Services or other services are a valuable asset to Sagent and are difficult to replace. Accordingly, Customer agrees that, for a period of twelve (12) months after the completion of the Maintenance and Support Services or other services, it will not offer employment as an employee, independent contractor, or consultant to any Sagent employee or consultant who performs any of the Maintenance and Support Services or other services.

IN WITNESS WHEREOF, the parties have executed this Agreement.

                         (CUSTOMER)         SAGENT TECHNOLOGY, INC.
-------------------------


By:                                         By:
   --------------------------------            --------------------------------

-----------------------------------         -----------------------------------
(print name and title)                      (print name and title)

Date:                                       Date:
     ----------------                            -----------------

Address:                                    Address:

-----------------------------------         -----------------------------------

-----------------------------------         -----------------------------------

                                   SCHEDULE A

                            SOFTWARE AND LICENSE FEE

                    [To be completed by listing the Software
                  to be licensed, including language, modules,
                 development tools and any Third Party Software
                                and License Fee]

                         CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement ("Agreement") is entered into this ___ day of ________, 1998 (the "Effective Date"), by and between Sagent Technology, Inc., a California corporation, having its principal place of business at 2225
E. Bayshore Road, Suite 100, Palo Alto, CA 94303 ("Sagent") and ________________ ("Customer").

                                    RECITALS

     A. Sagent has developed and owns certain technology and software for [DESCRIBE SOFTWARE] and has expertise in that field.

     B. Customer wishes to engage Sagent's services on the terms set forth below.

                                   AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

1.   DEFINITIONS.

     1.1 "Sagent Software" shall mean the object code form of any of Sagent's software products marketed generally and any custom software developed by Sagent.

     1.2 "Customer Materials" shall mean the materials, information, software modules, if any, owned or licensed (from third parties) by Customer and other items specified in the Statement of Work.

     1.3 "Intellectual Property" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing: Copyrights (including derivative works, as defined by the United States Copyright Act, thereof), trademarks, trade names, trade secrets, know-how, patents, any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the universe and however designated, and including all registrations, applications, renewals, and extensions thereof.

     1.4 "Statement of Work" shall mean that document specifying the consulting services to be provided by Sagent under this Agreement, including setting forth specifications, deliverables, a performance schedule, Customer Materials required and pricing and payment terms for the services provided under this Agreement. The Statement of Work shall be mutually agreed upon, attached as Exhibit A, and may be amended in writing by the parties from time to time pursuant to this Agreement.

2.   CONSULTING SERVICES.

     2.1 Consulting Services. Sagent shall use reasonable and diligent efforts to provide consulting services as set forth in the Statement of Work ("Services").

     2.2 Periodic Review Meetings. Each party shall appoint a project manager who will coordinate and act as liaison with the other party with respect to the Statement of Work. The parties' respective project managers shall participate in project review meetings as set forth in the Statement of Work or otherwise by mutual agreement. Such discussions shall be for information purposes only and shall not be binding upon either party other than as expressly set forth in this Agreement or any amendment hereto. The Project Managers shall also have primary responsibility for coordinating all major decisions related to this Agreement, as well as the day-to-day management of the work to be performed under this Agreement.

     2.3 Modifications. During the performance of the Services, the parties agree to reasonably modify the Statement of Work at the request of either party, provided that if the modifications would materially increase either party's obligations under this Agreement (including Sagent's cost or work effort) then changes shall be made only upon mutual written agreement of both parties.

     2.4  Customer Materials. Customer shall provide to Sagent all
Customer Materials, reasonably required for use in providing the Services as identified in the Statement of Work and will cause any third party vendor to cooperate with Sagent as necessary to complete the services. Customer shall provide Sagent personnel with reasonable access throughout Customer's site and to any equipment ("Site Materials") reasonably necessary to perform the Services. Customer hereby grants Sagent a nonexclusive, nontransferable license to use the Customer Materials and Site Materials and to copy and modify the Customer Materials as may be reasonably necessary to fulfill Sagent's obligations hereunder. Customer shall indemnify and hold Sagent harmless from any damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Sagent as a result of any claim that the Customer Materials or the Site Materials, when used within the scope of this Agreement, infringes or violates the rights of any third party.

     2.5 Customer Delays. If Customer, or any third party acting on Customer's behalf does not provide any required item or service to Sagent on a timely basis in accordance with the schedule set forth in the Statement of Work, then the dates set forth which have been directly or indirectly affected by such delay shall be extended as necessary to account for such delay.

3.   DELIVERABLES.

     Sagent shall deliver any deliverable items specifically identified in the Statement of Work ("Deliverables") to Customer in accordance with the Statement of Work ("Delivery"). As soon as practicable following the Delivery, but in no event more than thirty (30) days from Delivery, Customer shall review, test, and evaluate the Deliverable for conformity with the requirements contained in the Statement of Work and shall provide Sagent with a written acceptance

("Acceptance") of the Deliverable, or a written statement of defects to be corrected. Sagent shall promptly correct such defects, if any, and return the Deliverable to Customer for retesting, review and reevaluation, and Customer shall, within ten (10) days of such redelivery, again provide Sagent with a list of defects which need to be corrected, if any. The foregoing procedure shall be repeated until Acceptance of the Deliverable or the parties mutually agree in writing to terminate this Agreement. Failure to provide a statement of defects within the applicable time period will be deemed Acceptance.

4.   OWNERSHIP OF PROPRIETARY RIGHTS.

     4.1 Existing Technology. Subject to the licenses granted herein, each party shall have and retain exclusive ownership of its own technology, information, data, know-how, ideas, designs, software, inventions, documentation, resources and all other tangible and intangible items, which exist as of the Effective Date, and all Intellectual Property related therein and thereto ("Existing Technology").

     4.2 Sagent Ownership. Customer agrees that the Sagent Software and all software, works of authorship, data, inventions and discoveries developed, reduced to practice, or conceived by Sagent under this Agreement, alone or in conjunction with Customer or third parties, (collectively, "Inventions") and Intellectual Property therein and thereto are the sole property of Sagent. To the extent that Customer would otherwise have any such rights, Customer agrees to assign (or cause to be assigned) and hereby does assign fully to Sagent all worldwide right, title and interest to the Inventions and all Intellectual Property related therein and thereto.

     4.3 Further Assurances. At any time or from time to time on and after the date of this Agreement, at the request of a party, the other party shall (a) deliver such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license and (c) take or cause to be taken all such other actions, as a party may reasonably deem necessary or desirable in order for such party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     4.4 Right to Develop Independently. Customer understands and acknowledges that Sagent is in the business of developing products and providing consulting services similar to those provided for Customer for other parties generally based upon the same computer software, tools and knowledge base and Customer agrees that nothing in this Agreement will impair Sagent's right to provide the same services or develop for itself or others deliverables substantially similar to, or performing the same or similar functions as the Deliverables under this Agreement, subject to Sagent's obligations under
Section 8 (Confidential Information).

5.   LICENSE.

     Any software provided under this Agreement shall be subject to a separate license agreement between Customer and Sagent as identified in Exhibit B.

6.   FEES.

     6.1 Rates. In consideration for performing the Services, Customer shall pay Sagent the fees set forth in the Statement of Work ("Fees"). If no Fees are stated, the Services will be provided on a time and materials basis at Sagent's current rates at the time the Services are performed. Customer shall also reimburse Sagent for the reasonable actual travel and living expenses of its personnel engaged in the performance of the Services hereunder at locations other than Sagent's facilities, together with other reasonable out-of-pocket expenses incurred by Sagent in performing the Services.

     6.2 Payment Dates. Fees shall be payable upon receipt by the Customer of the related invoice. Any amounts not paid within thirty (30) days shall accrue interest at the rate of 1.5% per month or the highest rate permitted by applicable law, whichever is lower. All Fees quoted and payments made hereunder shall be in U.S. Dollars.

     6.3 Taxes. Customer shall be responsible for all sales taxes, use taxes and similar taxes and charges of any kind imposed by any federal, state or local governmental entity for products and services provided under this Agreement, excluding only taxes based solely upon Sagent's net income. When Sagent has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Customer unless Customer provides Sagent with a valid tax exemption certificate authorized by the appropriate taxing authority.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL SAGENT'S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE SUM OF THE FEES ACTUALLY PAID BY CUSTOMER HEREUNDER. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH BY CUSTOMER OF ITS CONFIDENTIALITY OBLIGATIONS. THE PARTIES AGREE THAT THIS SECTION REPRESENTS A REASONABLE ALLOCATION OF RISK.

8.   CONFIDENTIALITY.

     8.1 Definition. The term "Confidential Information" shall mean any information disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, orally or by inspection and is identified as "Confidential" or "Proprietary" or which a party has reason to believe is treated as confidential by the other party. Any information, in whatever form, disclosed by Sagent that relates to the Custom Software and that is not publicly known is "Confidential Information."

     8.2 OBLIGATION. Each party shall treat as confidential all Confidential Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party.

     8.3 EXCEPTIONS. Notwithstanding the above, the restrictions of this Section shall not apply to information that:

               8.3.1 was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information;

               8.3.2 becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

               8.3.3 was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party;

               8.3.4 was rightfully known to the receiving party, without restriction, at the time of disclosure; or

               8.3.5 is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the other party and shall use its reasonable best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     8.4 RESIDUALS. Notwithstanding this Section, each party shall have the right to exploit and use Residuals for any purpose. "Residuals" shall mean that confidential information which is of general application in nature and not peculiar to the design or specification information provided by either party which is retained by an employee of either party in an intangible form in the normal course of their work, where no effort has been made to retain or memorialize this information in any way, and without further reference to any material that is written, stored in magnetic, electronic or physical form, or otherwise fixed.

     8.5 REMEDIES. Each party acknowledges that its breach of this Section would cause irreparable harm to the other party and in addition to any other remedies to which a party may be legally entitled, the nonbreaching party shall have a right to obtain immediate injunctive relief in the event of a breach of this section by the other party.

9.   TERM AND TERMINATION.

     9.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue in force until terminated as follows:

               9.1.1 If Customer fails to make any payment due within thirty (30) days after receiving written notice from Sagent that such payment is delinquent; Sagent may terminate this Agreement on written notice to Customer at any time following the end of such thirty (30) day period.

               9.1.2 If either party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such thirty (30) day period.

               9.1.3 This Agreement shall terminate automatically without notice and without further action by Sagent in the event Customer becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come due) or makes a general assignment for the benefit of creditors.

     9.2 EFFECT OF TERMINATION. Upon the termination of this Agreement for any reason: Customer shall immediately pay to Sagent all amounts due and outstanding as of the date of such termination or expiration; and shall return to the other party the originals and all copies of the other party's Confidential Information.

     9.3 SURVIVAL. The following sections shall survive the termination, for any reason, of this Agreement: 4, 6, 7, 8, 9 and 10.

10.  MISCELLANEOUS.

     10.1 ASSIGNMENT. Customer may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of Sagent. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

     10.2 WAIVER AND AMENDMENT. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

     10.3 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by the laws of the State of California, USA, excluding conflict of laws provisions. Any disputes arising out of this Agreement shall be resolved by binding arbitration in San Mateo County, California in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

     10.4 NOTICES. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective when (a) personally delivered; (b) the day following transmission if sent by telex, telegram or facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (c) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (d) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing. Notices to Customer shall be addressed to the attention of the License Administrator. Notices to Sagent shall be addressed to the attention of Customer Service.

     10.5 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

     10.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

     10.7 Complete Understanding. This Agreement, including all Exhibits attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

     10.8 Compliance with Laws. Customer shall comply with all laws and regulations applicable to Customer's activities under this Agreement.

     10.9 Force Majeure. Except for Customer's obligations to pay Sagent hereunder, neither party shall be liable to the other party for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of God, earthquakes, strikes or shortages, of materials.


Customer                                Sagent Technology, Inc.



By:________________________             By:________________________

Name:______________________             Name:______________________

Title:_____________________             Title:_____________________

Date:______________________             Date:______________________

                                   EXHIBIT A

                               STATEMENT OF WORK

                                   EXHIBIT B

                                SOFTWARE LICENSE

[SAGENT LOGO]

EVALUATION AGREEMENT
--------------------------------------------------------------------------------

This Evaluation Agreement (No. ______) is between Sagent Technology, Inc., 2225 East Bayshore Rd. Suite 100, Palo Alto, CA 94303, U.S.A. ("us"), and


--------------------------------------------------------------------------------
                                                                 ("you")
--------------------------------------------------------------------------------

1. We license you to install and use the Software during the Evaluation Period only.

"We," "our" and "us" mean Sagent Technology, Inc. "Software" means only our computer program(s) listed in the Schedule, any documentation ("Documentation") and updates that we may deliver to you, and portions and copies in any form. "Schedule" means any schedules that you and we sign that specifically refer to this agreement. The "Evaluation Period" is the time period listed in the Schedule; if none if listed there, the Evaluation Period is 30 days from the effective date of the applicable Schedule.

2.   You will pay us the License Fee listed in the Schedule if applicable.

If there is a license fee for the evaluation of our Software listed in the Schedule then you will pay us the fees net 30 days from receipt of this invoice.

3. We disclaim all representation, warranties, and liability regarding the Software that you will be evaluating. You accept it "AS IS."

You are responsible for installing the Software, and for determining whether the Software is suitable, secure, and reliable for your purposes. We will provide you telephone hotline support at no extra charge during the Evaluation Period only, but any other maintenance, support or full Software License must be purchased separately. Telephone support hours are from 6 am to 5 pm Pacific Standard Time. We do not warrant that the Software is error-free or that any errors will be corrected. THE FOREGOING IS IN LIEU OF ALL WARRANTIES OR CONDITIONS TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. We are not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and our liability in all events will not exceed the License Fee that you have paid, if any. Your SOLE REMEDY for any defects in the Software is to return the Software and all copies to us for a full refund of the License Fee you have paid. You agree to implement backup and recovery procedures adequate to prevent loss due to malfunction.

4.   You will respect our copyright in the Software.

You may make one copy of the Software programs for back-use only. You will put our copyright notices on all copies. You may not copy the Documentation.

5. You will respect our trade secrets and other proprietary rights in the Software.

You agree that we have and will keep title, copyright, and all other proprietary rights in the Software. You will keep the Software in a safe place. You will use best efforts to ensure that your employees and others with access to the Software comply with this agreement. You have no right to use, examine or recreate the Software source code, which is our trade secret. You agree not to alter, decompile, or reverse engineer the Software. You will treat our Software and accompanying documentation as Confidential Information. You will protect the Confidential Information from unauthorized use, dissemination or publication. You will protect the Confidential Information by using the same degree of care as you use to protect your own confidential information of a like nature, but no less than a reasonable degree of care. You are not required to protect information that (a) you possessed before you received it from us,
(b) is or becomes a matter of public knowledge through no fault of your own;
(c) you rightfully receive from a third party without a duty of confidentiality; (d) we disclose to a third party without imposing a duty of confidentiality; (e) you develop independently; or (f) the law requires or we give written permission to be disclosed. You may use the Confidential Information only for the purposes of evaluating and reviewing our Software.

6.   You may not transfer the Software.

Any attempted assignment, sub-license or transfer by you of the Software is void without our written permission.

7.   This license agreement remains in effect unless terminated.

You may terminate this agreement at any time. We may terminate this agreement if you breach it. At the end of the applicable Evaluation Period, or upon termination if earlier, you will return the Software, Documentation and all copies to us. Should you not return the software, then you authorize us in our reasonable discretion to charge you the applicable full system license fee for any Software and or Documentation that you do not return to us in unmarked condition, suitable for evaluation by another customer.

8.   The following terms also apply.

This is the full and final agreement between you and us, and supercedes any earlier promises, representations or agreements relating to the subject of this agreement. This agreement may only be changed if you and our authorized representative do so in writing. Waivers not given in writing may be revoked at any time without liability. Invalid provisions do not affect the enforceability of the others. We are entitled to injunctive relief for violations of our proprietary rights. We reserve all rights not granted specifically in this agreement.

SAGENT TECHNOLOGY, INC.

Signed:_______________________________________________________________________

Name:_________________________________________________________________________

Title:________________________________________________________________________


Effective Date: ______________________________________________________________


You:__________________________________________________________________________

Signed:_______________________________________________________________________

Name:_________________________________________________________________________

Title:________________________________________________________________________

                                 [SAGENT LOGO]

EVALUATION AGREEMENT SCHEDULE

----------------------------------

SCHEDULE #1 EVALUATION PERIOD ENDS __________

Payment and Delivery Terms if Applicable: If you do not purchase the software you are required to return it. We will be entitled to physically repossess the Software from your premises in the event of nonpayment or termination of the evaluation agreement.

Contact Persons
Your Primary Contact:        Name:______________     Phone:____________
Your Alternate Contact:      Name:______________     Phone:____________
Our Primary Contact:         Name:______________     Phone:____________

Other Applicable Terms:______________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

All terms of the evaluation agreement referred to above are incorporated herein and will apply to your orders relating to this Schedule.

                                   EXHIBIT H
                        SAGENT'S STANDARD VAR AGREEMENT

                   including its respective exhibits A and B

This Agreement is between Sagent Technology Inc. 2225 E. Bayshore Rd. Suite 100, Palo Alto, CA 94303, U.S.A. ("PROVIDER") and _________________________
________________________________________________________("Distributor").

1. PROVIDER appoints you an authorized non-exclusive distributor of the Software in the Territory.

     "We," "our" and "us" mean Sagent Technology Inc. "Software" means only our computer program(s) listed in the Schedule and any related documentation ("Documentation"); we may change or discontinue any or all Software products or versions at any time without notice or liability. "Schedule" means any schedules that you and we sign that specifically refer to this Agreement. The "Territory" means the territory set forth in the Schedule; you agree not to sublicense or export the Software outside the Territory, or advertise, solicit orders, or establish or maintain a branch, sales office or distribution depot for the Software, outside the Territory. Your appointment is non-exclusive; you understand that we may appoint or license other distributors, Master VARs, VARs, OEMs, dealers or end-users in the Territory directly without notice or liability to you.

2.   Distributor will vigorously market the Software at your expense.

     Distributor will maintain at all times full-time, trained sales, marketing, technical and service staff, including at least one Sagent salesperson, one dedicated Sagent systems engineer, and one Sagent technical support engineer, and all appropriate equipment and software necessary to demonstrate the Software, provide training and support, attend sales events, and otherwise promote the Software to end users.

3. Distributor may demonstrate the Software at your premises or at a Customer Location.

     Distributor may install and run the Software for demonstration use on its own computer(s) or on prospective customer's computer(s). Distributor must remove demonstration copies of the Software from a customer's computer not more than 60 days after installation, unless Sagent otherwise agree in writing. Sagent will charge Distributor the applicable License Fees for demonstration copies of the Software and/or Documentation that has not been removed from a customer's site. Sagent reserves the right to require that demonstration Software have a Non-Disclosure Agreement along with an Evaluation Agreement with customers evaluating the Software.

4.   Distributor may develop applications that work with the Sagent Software.

     Prior to developing an application the Distributor must purchase at least one license for the developer version of the Software from Sagent for each development site and may purchase this copy at 50% discount of the then current pricing. Upon purchase of a developer license, you may use that licensed Software product in order to develop, test, verify and support your won application software to work with the Sagent Software. Distributor may combine Software that is subject to such a developer license with your own application software, but you may not modify any Software and you must maintain all Software in complete unedited form.

5.   Distributor may sublicense end-users the Software.

     Pursuant to the terms of this Agreement, you may market and sublicense the Software to end-users in the Territory who would use it for internal data processing. Distributor may sublicense the Software yourself or through other VARs within the Territory that we have authorized in writing and that have agreed in writing to be bound by all terms of our standard VAR agreement. Upon our receipt and verification of a copy of each such VAR agreement, we will provide you with a development kit for each Software product licensed by the approved VAR. Distributor may only sublicense developer and runtime versions of the Software for use only with the products specified in the Schedule. Distributor may not, however, sublicense any Software unless Distributor has already purchased their own license. Distributor may sublicense the Software to end-users embedded in or bundled with your hardware, systems or software applications, or as a standalone product. Distributor will require each sublicensee to enter into a written sublicense and warranty agreement containing substantially the terms set forth in the Schedule. Distributor must secure an access code from us for each customer for which the Software is sublicensed.

     Distributor is free unilaterally to determine your own resale prices for the Software and are not obligated to pay us for value added services you create. None of our employees or other representatives is authorized to inhibit your pricing discretion; you agree to notify us promptly, in writing, if they attempt to do so.

6. Distributor will make records and reports of Software installations and sublicenses.

     Distributor will make and keep, and give us not less than 10 days after the end of each calendar month, a complete and accurate report of the type, quantities and customer information for each copy of the Software sold, including the Distributors, and those of sublicensees and other customers. This report will also include the quantities of Software products purchased, the amount of such purchases, and the name and address of each sublicensee.

7.   Distributor will pay us the License Fees listed in the Schedule.

     Distributor will pay us the applicable License Fee for each developer license or other license we give you to use the Software, and each sublicense you grant for the Software to be used. The "License Fee" is the applicable amount set forth in the Schedule. Sagent may change License Fees at any time. The Software is delivered FOB our point of shipment. Distributor is responsible for paying all taxes, duties, shipping, insurance and other such fees on the Software, except taxes on our net income. Distributor will pay on time: All sums are payable in United States currency at our United States offices, and are due within thirty (30) days after the date of our invoice. Late payments will be subject to interest at 1.5% per month, or the maximum allowable by law, if less. Sagent reserves the right to change the License Fees in the event that the exchange rate between local currency and the U.S. dollar fluctuates more than 10% during any year of the term of this Agreement.

     Sagent has the right to cancel orders and change credit or payment terms if Distributor does not pay in full and on time and/or if your financial position changes. Sagent can also cancel this Agreement and/or repossess the Software from your premises for nonpayment and/or late payment. Sagent or our business representatives have the right to inspect your records relating to our Software during regular business hours to verify the accuracy of your reports and License Fee payments. For purposes of ensuring payment, we may at our option configure the Software so that unless we later provide you with an access key to extend the use of the Software, your continued use of the software will result in degradation of its performance. Sagent will provide the Distributor with an access key upon our receipt of timely payment.

     If Distributor is required to withhold any taxes on amounts payable to us under this Agreement, pursuant to the laws and regulations of the Territory, the Distributor will be entitled to deduct and withhold such taxes unless we furnish you duly executed forms sufficient under the laws of the Territory to exempt sums payable to us hereunder from such taxes. Distributor may not reduce any amount payable to us by any withholding taxes unless you have provided us with a certificate of deduction and withholding and a true copy of the governmental receipt establishing the payment thereof. Distributor will obtain and provide to us on a timely basis official tax receipts or such other evidence of payment as we may be required to submit in order to establish our right to a foreign tax credit against our U.S. federal income tax liability.

8.   Our warranty and liability for the Software are limited.

     The Software is provided "AS IS." Sagent does not warrant that the Software is error-free, or that any errors will be corrected. Sagent warrants the physical media and physical Documentation for each Software product we provide to you (but not any media or Documentation distributed to you) to be free of physical defects in materials and workmanship for a period of 30 days after it is first delivered to you. If Sagent receives notification within the warranty period of such physical defects in material or workmanship, and such notification is determined by Sagent to be correct, Sagent will replace the defective media or Documentation. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. Sagent is not liable to you or any third party for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and our liability in all events will not exceed the applicable License Fee that you have paid. Distributor will require each sublicensee to accept similar warranty and liability limits. Distributor may not make any warranty or other representations to sublicensees or others on our behalf. Sagent is not liable for defects in your own application software, or for your own activities in marketing and sublicensing the Software. Distributor agrees to implement backup and recovery procedures adequate to prevent loss due to malfunctions.

9. Distributor will support its customers, and will purchase training and support services from Sagent.

     Distributor will purchase training, technical, Hotline and update support from us, under the terms of our standard support programs unless otherwise agreed by you and us in writing. Distributor is solely responsible for installing, maintaining and supporting the Software for sublicensees and other customers unless otherwise agreed in the Schedule. Sagent has no obligation to provide support services except under the terms of standard support programs purchased directly from us, or to deal with any third party directly. Sagent's support programs are subject to change from time to time without notice from us.

10.  Distributor will respect our copyright in the Software.

     Distributor will not copy the Software except as required to demonstrate and sublicense the Software and develop your applications under the specific terms of this Agreement, and to make adequate archival copies. Distributor will put our proprietary and copyright notices on all copies. Distributor may not copy the Documentation.

11. Distributor will respect our trade secrets and other proprietary rights in the Software.

     Distributor agrees that we have and will keep title, copyright, trademark and all other proprietary rights in the Software, the Documentation, and all portions and copies in any form. All distribution of the Software is by license only, not sale. Distributor will keep the Software in a safe place. Distributor will use best efforts to ensure that their employees and others with access to the Software comply with this Agreement. Distributor will have no right to use, examine, re-create, sublicense, or transfer the Software source code, which is our trade secret. Distributor agrees not to alter the Software, or make any attempt to unlock or by-pass any access-prevention device in the Software. Distributor may use our trademarks only as necessary to market the Software.

12.  Distributor will keep our Confidential Information secret.

     Confidential Information means our nonpublic business, product, and technical information that you receive or learn during the term of your distributorship. Distributor will not use or disclose our confidential information except as we specifically authorize in writing. Distributor will return our confidential information and all copies upon termination of this Agreement, or at our request, if earlier.

13. Distributor may not transfer or sublicense the Software except as specifically allowed under this Agreement.

     Distributor may not in any event export to any country under U.S. Commerce Department restriction, or rent or electronically transmit the Software. Any attempted assignment, delegation, sublicense or transfer by you of the Software, this Agreement, or your rights to anyone is void and terminates this Agreement automatically, unless we have explicitly given permission in this Agreement or otherwise in writing.

14. This Agreement remains in effect for one year from the Effective Date below unless otherwise terminated earlier.

     After the initial term, this Agreement can renew upon Sagent's review of the specified minimum revenue goals attained, unless otherwise terminated. You may terminate this Agreement at any time. Either you or we may terminate this Agreement, without liability and with or without cause, at the end of the initial one year term, or with 90 days' written notice at any time thereafter. Sagent will not agree to any renewal unless you have submitted, at least 60 days prior to the end of the term, a business plan for the following year acceptable to us. We may terminate this Agreement immediately if you breach it, if your principals or ownership change, or if you enter bankruptcy, insolvency, liquidation or similar proceedings. On termination, you will return the Software and all copies to us, give us a final accounting, and pay all outstanding License Fees and other amounts due. You will also make no further use of the Software or our trademarks, grant no more sublicenses, and return all copies of the Software in your possession to us on termination. All proprietary rights automatically revert to us. Sections 7-8 and 10-15 of this Agreement will remain in effect. Software sublicenses properly granted and paid for prior to termination will also remain in effect according to their terms.

15.  The following terms also apply.

     This is the full and final agreement between you and us on this subject, and supersedes any earlier promises, representations or agreements. This Agreement may only be changed if you and our authorized representative do so in writing. No inconsistent, additional, or preprinted terms on your purchase order or other business form will apply. You are an independent contractor, not our agent, partner, franchisee, joint venture or employee. Waivers not given in writing may be revoked at any time without liability. Invalid provisions do not affect the enforceability of the others. We are entitled to injunctive relief for violations of our copyrights, trade secrets or other proprietary rights. We reserve all rights not granted specifically in this Agreement. All notices shall be in writing and in English and may be sent by cable, telecopy, or air mail, return receipt requested, sent to the attention of the Legal Department at the addresses first set forth above, and shall be deemed received as follows: cable and telecopy, 24 hours after transmission; and registered airmail, 10 days after delivery to the postal authorities by the party serving notice. This Agreement will be construed, interpreted and governed by the substantive laws of the State of California. Any legal action arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in California.

     Sagent technology Inc.                    Distributor

     ---------------------------------         ---------------------------------

     ---------------------------------         ---------------------------------

     ---------------------------------         ---------------------------------

     ---------------------------------         ---------------------------------

     Effective Date:
                     ----------------------

                                               Schedule No.
                                                            --------------------
                            Non-Exclusive Sagent Software Distribution Agreement

This Schedule is part of the Non-Exclusive Sagent Software Distribution
Agreement ("Agreement") entered into on                   between Sagent
                                        -----------------
Technology, Inc., 2225 E. Bayshore Rd., Suite 100, Palo Alto, CA 94303 ("Sagent") and
               ----------------------------------------------------

-------------------------------------------------------------- ("Distributor")

     1.   "Software," "Licensee Fees."

          The Software products that you are permitted to use under Section 4 of the Agreement are the products listed in the International Price List, attached as Exhibit B, which you have received for Demonstration purposes.

          The Software that you are permitted to market and sublicense under
          Section 5 of the Agreement are developer versions of the products listed in the attached International Price List. (see Exhibit B) If you are using a developer license you must pay the applicable License Fee for any Software you use.

          Other products and/or versions may be added to this Agreement only if you and our authorized representative agree to do so in a written schedule.

          The License Fees you must pay us for each Software license you purchase from us for each copy of the Software you sublicense to others is the recommended International list price less the following Distributor discount: [*] percent ([*]%).

     2.   Territory

          The Territory is                  .
                           ----------------

     3.   End-User License Agreement.

          The basic license and warranty terms and information required with respect to end-user sublicensees are set forth in the sample end user software license agreement and schedule attached as Exhibit A.

     4.   Minimum Target Volume.

          Your revenue objective for the six-month term of this Agreement is set out below and is based on net product revenue dollars to Sagent. In the event that our License Fee revenues from you at the end of the six-month term are less than those specified, we have the right, in our sole discretion, to terminate the Agreement on 30 days' written notice to you. The minimum revenue goal in order to be considered for renewal of Agreement, at Sagent's discretion, is [*] USD, at the International Discounted List Price and net of all taxes.

     5.   Support Services.

          Distributor will offer first-line update, Hotline and related technical support to its customers. Distributor must purchase update and Hotline support from us or our designated support representative for the annual fee for Hotline support is our then-current published price for such Hotline support. Distributor will provide all customer support and pay us an annual fee for each sale of such services you make to your customers for support of Product licenses. The annual fee will be [*] Percent ([*]%) of the International Product List Price.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.   Marketing Materials

          You may order marketing materials from us; there may be a standard charge for certain materials or quantities.

     7.   Training

          Distributor, in order to be certified to perform training and have access to Sagent's training material, needs to send at least one representative to attend a one-week certification class at Sagent Technology, Inc.'s Headquarters in Palo Alto, CA, US. The fee for the course is $[*] USD, plus travel and expenses. Classes are held once a month.

     8.   Other Terms and Conditions.

          All terms of the Agreement are incorporated herein and remain in force except as specifically changed in this Schedule.







SAGENT TECHNOLOGY INC.                  Distributor: DYNAMICS SOFTWARE
                                        DISTRIBUTION (8) PTC LTD. ("DSD")

Signed: _________________________       Signed: __________________________

Name:   _________________________       Name:   __________________________

Title:  _________________________       Title:  __________________________

Effective Date: _________________       Effective Date: __________________


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A
                                   ---------

                       SAGENT SOFTWARE LICENSE AGREEMENT

THANK YOU FOR PURCHASING THIS PRODUCT. IT IS IMPORTANT THAT YOU CAREFULLY READ THIS AGREEMENT BEFORE OPENING THIS PACKAGE. BY OPENING THIS SEALED PACKAGE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND CREATE A BINDING CONTRACT BETWEEN YOU AND SAGENT TECHNOLOGY, INC. ("SAGENT"). IF YOU DO NOT AGREE TO THESE TERMS, YOU MAY RETURN THIS PACKAGE UNOPENED TO SAGENT WITHIN THIRTY
(30) DAYS OF PURCHASE FOR A FULL REFUND.

                                    LICENSE

Sagent grants you a non-exclusive, non-transferable license to use this copy of the software program (the "Software") and accompanying documentation, if any, and any updates or upgrades thereto provided by Sagent according to the terms set forth below. If the Software is being provided to you as an update or upgrade to software which you have previously licensed, than you agree to destroy all copies of the prior release of this software within thirty (30) days after entering into this Agreement; provided, however, that you may retain one copy of the prior release for backup purposes.

You may:

a. install the Software on only one of the following, as specified on your Order Form or other signed agreement with Sagent (the "Governing Terms");
     (i) (if specified as "stand alone" or "single user" version) a stand alone or computer network node from which node the Software cannot be accessed by another computer; or (ii) (if specified as a "LAN" version) a network server at one site only, which server provides access to multiple computers, up to the maximum number of computers of concurrent users specified in such Governing Terms; or (iii) if specified as a "multi-user pack", the number of computer nodes (network or stand alone) up to the number of users as specified in such Governing Terms.

b. make one (1) copy of the Software in machine readable form solely for backup purposes, provided that you reproduce all proprietary notices on the copy; and

c. physically transfer the Software from (as applicable): (i) one stand alone computer or network node to another stand alone computer or network node; or from (ii) one server to another server, provided that the Software is used on only one computer, network node or server at a time; or from (iii) the number of stand alone computers, network nodes or servers to other stand alone computers, network nodes, or servers, provided that the number of Software users does not exceed the number specified in the Governing Terms.

You may not:

a. modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Software (except to the extent that such acts may not be prohibited under applicable law),

b. copy the Software (except as provided above) or copy the accompanying documentation,

c. rent, transfer, lease, distribute or grant any rights in the Software or accompanying documentation in any form to any person without the prior written consent of Sagent, or

d. remove any proprietary notices, labels, or marks on the Software and accompanying documentation

This license is not a sale. Title and copyrights to the Software, accompanying documentation and any copy made by you remain with Sagent or its licensors, as the case may be. Unauthorized copying of the Software or the accompanying documentation, or failure to comply with the above restrictions, will result in automatic termination of this license and will make available to Sagent other legal remedies.

                        LIMITED WARRANTY AND DISCLAIMER

Sagent warrants that, for a period of thirty (30) days from the date of delivery to you, (i) the Software will perform substantially in accordance with the accompanying documentation, and (ii) the software media on which the Software is furnished under normal use will be free from defects in materials and workmanship.

Sagent's entire liability and your exclusive remedy under this warranty (which is subject to your returning the Software to Sagent) will be, at Sagent's option, to use reasonable commercial efforts to attempt to correct or work around errors, to replace the Software Media with functionally equivalent Software Media, as applicable.

Sagent warrants that the software shall not cause erroneous date calculations due to miscalculations by the Software as a result of the year 2000 date change. Sagent further warrants that the software includes the ability to manage and manipulate all data involving dates or date fields which include indication of century to ensure year 2000 compatibility.

EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES, SAGENT MAKES AND YOU RECEIVE NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, OR IN ANY COMMUNICATION WITH YOU, AND SAGENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT AND THEIR EQUIVALENTS. Sagent does not warrant that the operation of the Software will be uninterrupted or error free or that the Software will meet your specific requirements.

SOME STATES OR OTHER JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU. YOU MAY ALSO HAVE OTHER RIGHTS THAT VARY FROM STATE TO STATE AND JURISDICTION TO JURISDICTION.

                            LIMITATION OF LIABILITY

IN NO EVENT WILL SAGENT BE LIABLE FOR LOSS OF DATA, LOST PROFITS, COST OF COVER, OR OTHER SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING FROM THE USE OF THE SOFTWARE OR ACCOMPANYING DOCUMENTATION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF SAGENT OR AN AUTHORIZED DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT WILL SAGENT'S LIABILITY EXCEED THE AMOUNTS PAID FOR THE SOFTWARE. YOU ACKNOWLEDGE THAT THE AMOUNTS PAID BY YOU FOR THE SOFTWARE REFLECT THIS ALLOCATION OF RISK.

SOME STATES OR OTHER JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU.

                                    LANGUAGE

The parties hereto confirm that it is their wish that this Agreement, as well as other documents relating hereto, have been and shall be written in the English language only.

Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise.

                                    GENERAL

This Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather, this Agreement shall be governed by the laws of the State of California, U.S.A., including its Uniform Commercial Code, without reference to conflicts of laws principles. This Agreement is the entire Agreement between us and supersedes any other communications or advertising with respect to the Software and accompanying documentation. If any provision of this Agreement is held invalid or unenforceable, such provision shall be revised to the extent necessary to cure the invalidity or unenforceability, and the remainder of this Agreement shall continue in full force and effect. The Software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section and FAR Section, as applicable. Any use, modification, reproduction, release, performing, displaying or disclosing of the Software and accompanying documentation by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement. You agree not to allow the Software to be sent to or used in any other country except in compliance with applicable U.S. laws and regulations. In the event of any conflict between any provision of this Agreement and any applicable law, the provision or provisions of this Agreement affected shall be modified to remove such conflict and permit compliance with such law and as so modified this Agreement shall continue in full force and effect.

If you have any questions, please contact in writing: Sagent Technology, Inc. Customer Service, 2225 East Bayshore Rd. Suite 100, Palo Alto, California 94303.

                                   EXHIBIT B

                            INTERNATIONAL PRICE LIST


SAGENT PRODUCT & DESCRIPTION                           PRODUCT INCLUDES                     INTL. PRICE

Data Mart Population Package                           1  Data Mart Server                     $  [*]
This package provides data mart population             1  Sagent Admin.
capabilities (extraction, transformation and load.)    1  Design Studio

Client/Server OLAP Package                             1  Data Mart Server                     $  [*]
This package provides end user OLAP capabilities       1  Sagent Admin.
for client/server users. No data mart population       1  Design Studio with Analysis
capabilities are included.                             20 Information Studios
                                                       20 Analysis

Web OLAP Package                                       1  Data Mart Server                     $  [*]
This package provides end user OLAP capabilities       1  Sagent Admin.
for client/server and unlimited Web users.             1  Design Studio with Analysis
                                                       20 Information Studios
                                                       20 Analysis
                                                       1  Sagent WebLink

Integrated Client/Server Package                       1  Data Mart Server                     $  [*]
This package provides a combination of the Data        1  Sagent Admin.
Mart Population and Client/Server OLAP                 1  Design Studio with Analysis
Packages.                                              20 Information Studios
                                                       20 Analysis

Integrated Web Package                                 1  Data Mart Server                     $  [*]
This package provides a combination of the Data        1  Sagent Admin.
Mart Population and Web OLAP Packages.                 1  Design Studio with Analysis
                                                       20 Information Studios
                                                       20 Analysis
                                                       1  Sagent WebLink

Sagent Design Studio*                                  1  Design Studio                        $  [*]
Sagent Information Studio*                             5  Pack Sagent Info Studio              $  [*]
Crystal Reports*                                       5  Pack Crystal Reports                 $  [*]
Sagent Administration*                                 1  Sagent Admin.                        $  [*]
Sagent Analysis*                                       5  Pack Sagent Analysis                 $  [*]
Sagent WebLink*                                        1  WebLink Server                       $  [*]
Software Maintenance-One Year                          Technical Support & Upgrades     [*]% of SW Price

*These prices are only available to
customers after purchasing one of the above packages.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT I
             SEVERITY 1, 2 AND 3 DEFINITION AND PROBLEM RESOLUTION

CLASSIFICATION OF PROBLEM:

Classification      Criteria
--------------      ------------------------------------------------------------
Severity 1          Business Critical Failures: An error or failure which
                    materially impacts the functions of the business, prevents all useful work from being done or which disables major
                    functions from being performed.

Severity 2          System Defect with Workaround: Either a critical error for which a work around exists or else a non-critical error
                    that significantly affects the functionality of the Product.

Severity 3          Benign Error: An isolated or benign error, or a Product
                    enhancement request. This is an error which does not
                    significantly affect the functionality of the Product,
                    disables only certain non-essential functions and does not materially impact system performance.

RESPONSE LEVELS:

Response Level      Description
--------------      ------------------------------------------------------------
1st Level           Telephone acknowledgment of receipt of report of an error
                    or problem.

2nd Level           Patch or work around (Program or manual), or temporary
                    release or update release, which allows the user to
                    continue to use all functions in the Products in all
                    material respects.

Final Level         Official fix, update or release.

PROBLEM RESOLUTION

     Upon receipt from the distributor of a report of an error or problem, Sagent shall take prompt corrective action to remedy the reported error or problem as follows within the following time periods.

Classification      1st Level         Final Level
--------------      ---------         -----------
Severity 1          under 1 hour      Worked on continuously with best efforts
                                      to provide an official fix or workaround
                                      within 48 hours.

Severity 2          under 2 hours     Permanent correction in next scheduled
                                      release, unless otherwise agreed.

Severity 3          within 2 hours    Permanent correction when the particular
                                      program in next modified, unless otherwise
                                      agreed.


Distributor Maintenance Services will also include: Maintenance Releases, in which Supplier will provide copyrighted in-line releases and workarounds as available; Upgrades, in which Supplier will provide new product releases (signified by a change in the version number) as substitutes for covered Products; and other generally available Technical Materials. Note that Maintenance Releases and Upgrades, where applicable, may not be used to increase the total number of copies of the Products. After upgrade or maintenance this agreement will only apply to the upgraded or maintained versions of a Products; Distributor agrees to destroy or archive (but not use or transfer) the prior version. Except as otherwise stated in this Agreement, Product upgrades to new platforms are generally not available free of charge.

Supplier warrants that it will undertake all reasonable efforts to provide technical assistance under this Agreement and to rectify or provide solutions to problems where the Products does not function as described in the Products documentation, but Supplier does not guarantee that all problems will be solved or that any item will be error-free. Supplier will provide Distributor with substantially the same level of service throughout each annual Maintenance Term of this Agreement. Supplier may from time to time, however, discontinue Products or versions, and stop supporting Products or versions within a reasonable time after discontinuance, or otherwise discontinue any support services. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR PROMISES TO DISTRIBUTOR OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES SUPPLIER MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. EXCEPT AS PROVIDED IN THIS AGREEMENT, ALL MATERIALS AND SERVICES ARE PROVIDED "AS IS."

The Products, Upgrades, Maintenance Releases, and Technical Materials are Supplier's copyrighted property, and may not be copied, distributed, or transferred, or otherwise used except as Supplier has expressly permitted in this Agreement or otherwise in writing.

                                   EXHIBIT J
      SAGENT'S MAINTENANCE AND TECHNICAL SUPPORT GUIDELINES AND AGREEMENTS

Sagent Technology
Professional Support
One Year Agreement

SAGENT TECHNOLOGY ("WE") WILL PROVIDE YOU THE PROFESSIONAL SUPPORT SERVICES LISTED BELOW, FOR THE SOFTWARE AND PERSONS INDICATED.

     Available Support Services will include telephone support, in which we will answer technical questions from designated persons about the installation and use of covered Software products; Maintenance Releases, in which we will provide our copyrighted in-line releases and workarounds as available (we will not undertake individual fixes for you); Upgrades, in which we will provide new product releases (signified by a change in the version number) as substitutes for covered Software; and other generally available Technical Materials. Note that Maintenance Releases and Upgrades, where applicable, may not be used to increase the total number of copies of the Software. After upgrades or maintenance this agreement will only apply to the upgraded or maintained versions of a Software product; you agree to destroy or archive (but not use or transfer) the prior version.

YOU WILL PAY US THE APPLICABLE SUPPORT FEES.

     Support Fees must be prepaid, unless you have established credit terms with us.

WE MAY CHANGE OUR AVAILABLE PRODUCT SUPPORT SERVICES FROM TIME TO TIME.

     We will undertake reasonable efforts to provide technical assistance under this agreement and to rectify or provide solutions to problems where the Software does not function as described in the Software documentation, But we do not guarantee that all problems will be solved or that any item will be error-free. We will provide you with substantially the same level of service throughout the term of this Agreement. We may from time to time, however, discontinue Software products or versions, and stop supporting Software products or versions 1 year after discontinuance, or otherwise discontinue any support services. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR PROMISES TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. EXCEPT AS PROVIDED ABOVE, ALL MATERIALS AND SERVICES ARE PROVIDED "AS IS." We are not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable. Our liability in all events for any damages, howsoever caused, will not exceed the applicable fees that you have paid us.

THIS PROFESSIONAL SUPPORT AGREEMENT WILL BE EFFECTIVE FOR ONE YEAR.

     You and we may extend or terminate this agreement as provided below. At the end of any one-year term, you may renew this agreement with our consent under the terms of the Professional Support Agreement then in effect by paying the Support Fees in effect at that time. Either you or we may terminate this agreement for material breach, including nonpayment, at any time; in the absence of material breach by Sagent, Support Fees are not refundable. This is the full and final agreement between you and us, and supersedes any promises, representations or agreements relating to the subject of this agreement. This agreement may only be changed if you and our authorized representative do so in writing. No inconsistent, additional, or preprinted terms on your purchase order or other business form will apply. You may not assign this agreement without our written consent. Any unauthorized assignment terminates this agreement automatically. The Software, Upgrades, Maintenance Releases, and Technical Materials are our copyrighted property, and may not be copied, distributed, or transferred, or otherwise used except as we have expressly permitted in the relevant license agreement (the terms of which are incorporated into this agreement by reference) or otherwise in writing.

SOFTWARE COVERED:

  Software Name & Version                   Number of Copies
  -----------------------------------------------------------
  -----------------------------------------------------------
  -----------------------------------------------------------
  -----------------------------------------------------------

PERSONS COVERED:

  Person(s):
  Name                             Phone Number
  ___________________________________________________________
  _________________________________(   )_____________________
  _________________________________(   )_____________________


SAGENT TECHNOLOGY, INC.

Signed: _____________________________________________________

Name: _______________________________________________________

Title: ______________________________________________________

Effective Date: _____________________________________________

You: ________________________________________________________

Signed: _____________________________________________________

Name: _______________________________________________________

Title: ______________________________________________________

Address: ____________________________________________________


SAGENT TECHNOLOGY         CONFIDENTIAL        02/24/98

[SAGENT LOGO]

SAGENT TECHNOLOGY

PROFESSIONAL SUPPORT PROGRAM REFERENCE GUIDE

Sagent Professional Support provides you with fast, expert technical support for all Sagent products. It allows you the ease and convenience of communicating via the phone or electronically, and a well defined escalation path that ensures your technical issues will receive the proper attention.

This reference guide is an outline to the services currently available under the Professional Support program. Use this guide to determine the best way to get the most from this service.

TECHNICAL SUPPORT SERVICES

The Professional Support program is designed to give you access to Sagent Technology's Technical Support Analysts. These analysts are available to insure the continued operation of your Sagent product. This includes working with a Sagent system that has gone down, assisting with the initial setup of new systems, and other problems that arise from the use of our products. Technical Support Services does not include the development of custom code, or detailed product training.

DESIGNATED PROFESSIONAL SUPPORT CONTACTS

Maintaining a clear line of communication between your organization and Sagent's Technical Support department is key to making sure you get the most from the Professional Support program. As such, it is important that you designate specific individuals within your organization that become the primary contacts for working with Sagent Technical Support. These individuals, who are familiar with the technical workings of your company's systems, help by managing the flow of information to the Support Analysts to insure that responses are focused on the problem at hand. The number of contacts within your organization that have access to Sagent Technical Support is specified in your support agreement, and is determined by you based on your need.

WORKING WITH TECHNICAL SUPPORT

Sagent Technical Support tracks your issues based on an incident model. While we do not limit you to a specific number of incidents, we do use incidents to make sure that each issue that you have is resolved to the best of our ability. An incident is defined as a single support issue that can not be broken down into



Sagent Technology                                                         Page 1
smaller support issues. Each of these incidents is tracked individually, and can be referenced by you when you contact us.

CONTACTING SAGENT TECHNICAL SUPPORT BY PHONE

Use the phone to contact Sagent Technical Support whenever you have a time-critical or business-critical problem. Sagent Technical Support is available from 6:00 AM to 5:00 PM PST. Monday through Friday. If we are unable to answer your call immediately, you will be given the option to leave a voice mail message. In the message, please be sure to give us your name, company name, a description of the problem, and a phone number that you can be reached at. All calls that go to voice mail will be responded to within two business hours. If we fail to connect with you on the return call, we will leave a message (if possible) with an appropriate time to follow up.

CONTACTING SAGENT TECHNICAL SUPPORT BY ELECTRONIC MAIL

For problems that are not time-critical, you can contact us via the Internet at Techsupport@SagentTech.com. We will respond to all mail messages within one business day of the time it arrives at Sagent Technical Support. Please be sure to include a full description of the problem, your name, your company's name, and a return e-mail address.

ESCALATION PROCESS

Step 1 - All new technical support issues are handled initially by our support analysts. Our support analysts are trained to deal with the majority of all support issues, and most support issues are resolved at this step.

Step 2 - If an issue comes up that cannot be handled by the support analyst, it is given one of the following priorities.

          A) CRITICAL - For business outages, or issues, that have a serious customer impact which threatens future productivity.

          B) IMPORTANT - For issues that do not have a significant current impact on customer productivity.

Step 3 - CRITICAL issues are immediately escalated to Sagent's upper management team to determine the proper course of action.

          IMPORTANT issues are escalated to an escalation review committee, which meets regularly to determine the proper course of action for these escalation's.

Step 4 - The course of action determined in Step 3 is communicated to the customer, and an estimated time to complete is given.



Sagent Technology                                                        Page 2

Sagent Technology
Premium Support
One Year Agreement

SAGENT TECHNOLOGY ("WE") WILL PROVIDE YOU THE PREMIUM SUPPORT SERVICES LISTED BELOW, FOR THE SOFTWARE AND PERSONS INDICATED.

     Available Support Services may include 24 hours, seven days a week telephone support (telephone support during the holidays should be arranged one week in advance of the holiday), in which we will answer technical questions from designated persons about the installation and use of covered Software products; Maintenance Releases, in which we will provide our copyrighted in-line releases and workarounds as available (this does not include full Software products or Upgrades; we will not undertake individual fixes for you); Upgrades, in which we will provide new product releases (signified by a change in the version number) as substitutes for covered Software; and other generally available Technical Materials. Note that Maintenance Releases and Upgrades, where applicable, may not be used to increase the total number of copies of the Software. After upgrade or maintenance this agreement will only apply to the upgraded or maintained versions of a Software product; you agree to destroy or archive (but not use or transfer) the prior version. Software upgrades are generally not available free of charge.

YOU WILL PAY US THE APPLICABLE SUPPORT FEES.

     Support Fees must be prepaid, unless you have established credit terms with us.

WE MAY CHANGE OUR AVAILABLE PRODUCT SUPPORT SERVICES FROM TIME TO TIME.

     We will undertake reasonable efforts to provide technical assistance under this agreement and to rectify or provide solutions to problems where the Software does not function as described in the Software documentation, but we do not guarantee that all problems will be solved or that any item will be error-free. We will provide you with substantially the same level of service throughout the term of this Agreement. We may from time to time, however, discontinue Software products or versions, and stop supporting Software products or versions within a reasonable time after discontinuance, or otherwise discontinue any support services. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR PROMISES TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. EXCEPT AS PROVIDED ABOVE, ALL MATERIALS AND SERVICES ARE PROVIDED "AS IS." We are not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable. Our liability in all events for any damages, howsoever caused, will not exceed the applicable fees that you have paid us.

THIS PREMIUM SUPPORT AGREEMENT WILL BE EFFECTIVE FOR ONE YEAR.

     You and we may extend or terminate this agreement as provided below. At the end of any one-year term, you may renew this agreement with our consent under the terms of the Premium Support Agreement then in effect by paying the Support Fees in effect at that time. Either you or we may terminate this agreement for material breach, including nonpayment, at any time; in the absence of material breach by Sagent, Support Fees are not refundable. This is the full and final agreement between you and us, and supersedes any promises, representations or agreements relating to the subject of this agreement. This agreement may only be changed if you and our authorized representative do so in writing. No inconsistent, additional, or preprinted terms on your purchase order or other business form will apply. You may not assign this agreement without our written consent. Any unauthorized assignment terminates this agreement automatically. The Software, Upgrades, Maintenance Releases, and Technical Materials are our copyrighted property, and may not be copied, distributed, or transferred, or otherwise used except as we have expressly permitted in the relevant license agreement (the terms of which are incorporated into this agreement by reference) or otherwise in writing.

SOFTWARE COVERED:

  SOFTWARE NAME AND VERSION                                   NUMBER OF COPIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SOFTWARE AND PERSONS COVERED:

  PERSON(S):
  NAME                                       PHONE NUMBER
--------------------------------------------------------------------------------
                                             (      )
--------------------------------------------------------------------------------
                                             (      )
--------------------------------------------------------------------------------

SAGENT TECHNOLOGY, INC.

Signed: ________________________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Effective Date: ________________________________________________________________

You: ___________________________________________________________________________

Signed: ________________________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________



Sagent Technology                   Confidential                        02/24/98

[LOGO]

SAGENT TECHNOLOGY

PREMIUM SUPPORT PROGRAM REFERENCE GUIDE

Sagent Premium Support is provided for our customers that require more security when implementing Sagent's products in mission critical environments. In order to provide this security, the Premium Support Program provides round the clock access to Sagent Technical Support team via the phone, as well as electronic support via the Internet. Sagent's Premium Support Program also includes an escalation process that is designed to make sure technical issues receive the proper attention.

This reference guide is an outline to the services currently available under the Premium Support program. Use this guide to determine the best way to get the most from this service.

TECHNICAL SUPPORT SERVICES

The Professional Support Program is designed to give you access to Sagent Technology's Technical Support Analysts 24 hours a day, seven days a week. These analysts are available to insure the continued operation of your Sagent product. This includes working with a Sagent system that has gone down, assisting with the initial setup of new systems, and other problems that arise from the use of our products. Technical Support Services does not include the development of custom code, or detailed product training.

DESIGNATED PROFESSIONAL SUPPORT CONTACTS

Maintaining a clear line of communication between your organization and Sagent's Technical Support department is key to making sure you get the most from the Professional Support program. As such, it is important that you designate specific individuals within your organization that become the primary contacts for working with Sagent Technical Support. These individuals, who are familiar with the technical workings of your company's systems, help by managing the flow of information to the Support Analysts to insure that responses are focused on the problem at hand. The number of contacts within your organization that have access to Sagent Technical Support is specified in your support agreement, and is determined by you based on your need.

WORKING WITH TECHNICAL SUPPORT

Sagent Technical Support tracks your issues based on an incident model. While we do not limit you to a specific number of incidents, we do use incidents to


Sagent Technology                                                      Page 1
make sure that each issue that you have is resolved to the best of our ability. An incident is defined as a single support issue that can not be broken down into smaller support issues. Each of these incidents is tracked individually, and can be referenced by you when you contact us.

CONTACTING SAGENT TECHNICAL SUPPORT BY PHONE

Use the phone to contact Sagent Technical Support whenever you have a time-critical or business-critical problem. Sagent Technical Support is available to Premium Support customers 24 hours a day, seven days a week. During regular business hours your calls are given priority in the phone queue, if we are unable to answer your call immediately, you will be given the option to leave a voice mail message. Phone calls placed outside regular business hours automatically go to voice mail, and a designated Support Analyst is paged. In either case voice mail messages are responded to within two hours. In the message, please be sure to give us your name, your companies name, a description of the problem, and a phone number that you can be reached at. If we fail to connect with you on the return call, we will leave a message (if possible) with an appropriate time to follow up. Sagent Technology's normal business hours are Monday through Friday from 6:00 AM to 5:00 PM PST, excluding some holidays.

CONTACTING SAGENT TECHNICAL SUPPORT BY ELECTRONIC MAIL

For problems that are not time-critical, you can contact us via the Internet at Techsupport@SagentTech.com. We will respond to all mail messages within one business day of the time it arrives at Sagent Technical Support. Please be sure to include a full description of the problem, your name, your companies name, and a return e-mail address.

ESCALATION PROCESS

Step 1 - All new technical support issues are handled initially by our support analysts. Our support analysts are trained to deal with the majority of all support issues, and most support issues are resolved at this step.

Step 2 - If an issue comes up that can not be handled by the support analyst, it is given one of the following priorities.

           A) CRITICAL - For business outages, or issues, that have a serious customer impact which threatens future productivity.

           B) IMPORTANT - For issues that do not have a significant current impact on customer productivity.

Step 3 - CRITICAL issues are immediately escalated to Sagent's upper management team to determine the proper course of action.

           IMPORTANT issues are escalated to an escalation review committee,


Sagent Technology                                                         Page 2
           which meets regularly to determine the proper course of action for these escalations.

Step 4 - The course of action determined in Step 3 is communicated to the customer, and an estimated time to complete is given.


Sagent Technology                                                         Page 3

                                   EXHIBIT K

                METHODS AND STANDARDS OF QUALITY FOR PRODUCTION


                         To be added upon availability

                               TRADE MARK LICENSE

This Trademark License Agreement (the "AGREEMENT") is entered into on April 8, 1998 (the "EFFECTIVE DATE") between Sagent Technology, Inc. a California corporation with offices at 2225 East Bayshore Road, Suite 100, Palo Alto, CA 94303 ("OWNER") and Magnolia II Vermogensverwaltung GmbH with offices at c/o Buro Klaus Luft, Gut Keferloh 1 B, D - 85630 Grasbrunn/Munich, Germany ("USER").

ARTICLE 1      RECITALS

1.1 The Owner owns or is the Licensee of Trade Marks used to identify its products and Services in the software industry.

1.2 The User has rights to distribute the Owner's Software and Services in the Territory and desires to obtain limited, non exclusive rights to use the Trade Marks with the Software and Services for the term of this Agreement.


IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS
FOLLOWS:

ARTICLE 2      DEFINITIONS

In this Agreement the following terms shall bear the following meanings:

2.1 "DISTRIBUTION AGREEMENT" shall mean the Exclusive Software Distribution Agreement executed on April 8, 1998 between Owner and User.

2.2 "METHODS" shall mean the Methods set out in Exhibit D hereto which relate to the creation and duplication of the Software and Services for distribution to third party end users.

2.3 "RULES" shall mean the rules which are set out in Exhibit B hereto which govern the manner in which the Trade Marks may be displayed.

2.4 "SERVICES" shall mean the services and related documentation further described in Exhibit C hereto and which are provided by User which may be identified through use of the Trade Marks.

2.5 "SOFTWARE" shall mean the software and related documentation further described in Exhibit C hereto and which are provided by User which may be identified through use of the Trade Marks.

2.6 "STANDARD OF QUALITY" shall mean the standards of quality, further described in Exhibit D hereto, which relate to the manner of display of the Trade Marks with the Software and Services.

2.7     "TERRITORY" shall be the territory set forth in the Distribution
        Agreement.

2.8       "TRADE MARKS" shall mean the trademarks set out in Exhibit A hereto.

3         USE OF TRADE MARKS

3.1 PERMISSION TO USE. The Owner hereby grants the User for the term of this Agreement a license to use the Trade Marks in the Territory as trade marks upon or in relation to the Software and Services and the advertising and licensing thereof provided that the User complies with the terms of this Agreement. User agrees to follow the Rules which govern the manner in which the Trade Marks are displayed. Owner hereby also agrees to permit the User to use the Trade Mark "Sagent" in its company name for the term of this Agreement. Such permission will not extend to any subsidiaries or affiliates of User. The parties intend that the company name will be "Sagent Technology GmbH". The User will not use a different company name without the Owner's written permission which shall not be unreasonably withheld.

3.2       Such license is non exclusive and non transferable.

3.3 The User undertakes not to use any of the Trade Marks whether by themselves or as part of any other name for identification of Software or Services or other products or services not manufactured or provided by the Owner.

3.4 STANDARD OF QUALITY. The permission to use the Trade Marks shall apply only to the Software and Services made according to the Methods disclosed hereunder provided that any such Software and Services comply with the Standard of Quality set out in Exhibit D.

4.        SPECIMEN SOFTWARE AND INSPECTION

4.1 At Owner's request, User shall, at its expense, submit to Owner copies of the Software and any related documentation and related collateral materials to Owner for inspection and testing. Such testing will be completed 10 business days after it is received by Owner.

4.2 User agrees to immediately destroy all materials which contain any of the Trade Marks which do not conform to the terms and conditions of this Agreement.

4.3 User shall permit Owner or its agent or representative, at all reasonable times to enter any place where the Software and related materials with the Trade Marks are stored for the purposes of inspecting and testing the same and of checking the method of manufacture, processing, packaging, or storing, in order to ascertain that they attain the Standard of Quality.

5.        APPLICATION OF TRADE MARKS

5.1 User shall identify all the Software and Services manufactured or provided and licensed hereunder by using the Trade Marks permanently affixed to the Software or the materials related to provision of the Services. User shall supply to the Owner copies, specimens, or representations of each different depiction of each Trade Mark the User proposes to use. Users shall comply with the Rules and the User shall not use any other or additional trade mark upon or in relation to the Software or Services except with the prior written consent of the Owner.

6.        WARRANTY

6.1 User shall not knowingly use or consent to the use of a Trade Mark except in relation to the Software and the Services which must in all instances comply with the Standard of Quality.

7.        PRESERVATION OF GOODWILL

7.1 User acknowledges that Owner is, and will remain, the sole and exclusive owner of all goodwill associated with the Trade Marks. User recognizes the value of the goodwill associated with the Trade Marks, and acknowledges that such value is owned by and belongs solely and exclusively to Owner. User waives any right it may have to receive any compensation or reparations prior to, upon, or following termination or expiration of this agreement under the law of the territory or otherwise. Owner will not be liable to User on account of termination or expiration of this Agreement, or otherwise, for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by User or for any other reason whatsoever based upon or growing out of such termination or expiration or otherwise. User acknowledges that (i) it has no expectation and has received no assurances that any investment by it in the promotion of products utilizing the Trade Marks will be recovered or recouped or that it will obtain any anticipated amount of profits by virtue of this Agreement, and (ii) it will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the Trade Marks or in goodwill created in the Trade Marks. User acknowledges that the provisions of this section are an essential element of this agreement.

8.        THE TERRITORY

8.1 For the protection of the Owner's rights in the corresponding Trade Marks in other countries, the User shall not export products bearing any Trade Mark to any country outside of the Territory without first obtaining from the Owner written permission to do so.

9.        RECOGNITION OF OWNERSHIP

9.1 User recognizes that the Owner is the owner in the Territory of the Trade Mark and of all goodwill attaching to the business in the Software and Services in respect of which the Trade Mark is used and agrees that the Trade Mark shall remain vested in the Owner both during the term of this Agreement and thereafter in the Territory. The User agrees never to challenge the validity or Ownership of the Trade Mark.

9.2 The User shall from time to time include in its advertisements in the press and elsewhere a statement to the effect that the Trade Marks are the Trade Marks of the Owner, naming it and giving its address.

9.3 The User shall, to the extent requested by the Owner, or on all labels or containers used in connection with the sale or license of the Software and Services include a notice to the effect that the Trade Marks are the trade marks of the Owner.

10.       REGISTRATION OF TRADE MARK IN THE TERRITORY

10.1 In the event that the Owner decides to apply for registration of any of the Trade Marks in the Territory, or a part thereof the User will render to the Owner all reasonable assistance towards the obtaining of a registration.

10.2 If at the time when the Owner desires to apply for registration or as so applied the User is deemed in law to be the proprietor of the Trade Mark, so as to make it necessary for the application to be made or proceeded with in the name of the User, the User will at the request and expense of the Owner, make or proceed with such application and do all acts and execute all documents necessary for obtaining registration to the benefit of the Owner. As soon as is possible, the User will transfer any and all rights it may have in the Trade Marks to the Owner.

10.3 On the registration of any of the Trade Marks becoming vested in the Owner, whether under 10.1 or 10.2 above, the User shall be entitled to the like rights under such registration as are granted by this Agreement, and the Owner shall at the request and expense of the User do all acts and execute all documents for establishing the User as a User thereunder and where applicable for the registration of the User's permitted user at the appropriate trade marks authority.

10.4 After each of the Trade Marks have been registered, the User shall where practicable, (and in respect of goods to be sold in a country where the Trade Mark is registered) in the representations of the Trade Mark used by the User in relation to the said Software and Services to be sold in the Territory append to, or place adjacent to, or related to, the Trade Mark, such inscription as is usual or proper form indicating that the Trade Mark is registered.

11.       INFRINGEMENT OR PASSING OFF

11.1 In the event that the User learns of any passing off by another of any goods or services of the same or similar description and function as the said Software or Services whether by the use of a similar trade mark, or imitation or otherwise, or if the User shall learn of any infringement of any trade mark registration which may be obtained in respect of the Trade Marks, it shall give notice the Owner giving such details as are available. With the User's advice and assistance, Owner will determine the best course to pursue but the Owner shall not be bound to institute legal proceeding at its own expense.

12.       CESSATION OF RIGHT TO USE

12.1 On termination or expiration of this Agreement the User shall cease to have any right to use the Trade Marks or to represent itself as being connected with the said Software and Services or with the Owner (unless for some other reason it be the fact) and the User undertakes promptly to remove all indications of the Trade Mark on the Software and Services, its premises, its invoices, its quotations and other documents and labels. The User shall not thereafter, without the prior written consent of the Owner, use the Trade Marks or any trade mark which so nearly resembles any of the Trade Marks, as to be likely to deceive or cause confusion, and it will procure that its directors, officers, and employee shall not use the Trade Marks or any other trade mark so nearly resembling the Trade Marks in respect of any products or services.

12.2 Any registration of the User as a permitted user of a registered Trade Mark hereunder shall be expunged on termination or expiration of this Agreement and the Owner shall be entitled to take all necessary steps to that end and the User shall cooperate to achieve this result.

12.4 On termination or expiration of this Agreement the User shall cease to have any right to use the Trade Mark "Sagent" in its company name and the User undertakes promptly to change its company name to a new name not including reference to "Sagent". The User shall not thereafter use the Trade Mark "Sagent" or any Trade Mark in its company name which so nearly resembles a Trade Mark, as to be likely to deceive or cause confusion, and it will procure that its directors, officers, and employee shall not do so.

13.       PAYMENT

13.1 The User shall pay to the Owner an annual fee of US$1.00 during the life of this Agreement. Payment shall be due on the first day of December of each year.

13.2 Any amounts payable under this Agreement are net amounts and are payable in full to Owner. User is responsible for all taxes, duties and levies.

14.       ANCILLARY

14.1 NO ASSIGNMENT: The benefit of this Agreement shall be personal to the User who shall not without the prior consent in writing of the Owner mortgage, or charge the same to any third party nor assign the same, or part with any of its rights or obligations hereunder, nor (except as hereinafter provided) purport to grant any sublicense in respect of the Trade Marks. The Owner shall not be required to give any consent to assign the rights granted hereunder to any person, firm, or corporation.

14.2 INDEMNITY: Owner will defend at its expense any action brought against User to the extent it is based on a claim that a Trade Mark, when used within the scope of this Agreement, infringes a trademark in any country of the Territory in which such Trade Mark has been registered by Owner, and Owner will pay any settlements and any costs, damages and attorney's fees finally awarded against User in such action which are attributable to such claim; provided that the foregoing obligation will be subject to User notifying Owner promptly in writing of the claim, giving Owner the exclusive control of the defense and settlement thereof, and providing all reasonable assistance to Owner in connection therewith.

14.3 GOVERNING LAW: The rights and obligations of the parties under this Agreement shall not be governed by the U.N. Convention on Contracts for the International Sales of Goods; rather such rights and obligations shall be governed and construed under the laws of the State of California, without reference to conflict of laws and principles. The jurisdiction of the courts of Germany is expressly excluded except to the extent that Owner may seek any equitable remedy to which it may be entitled by reason of User's breach of this Agreement, from the relevant court in Germany or any other court. Distributor acknowledges that its breach of this agreement may cause irreparable harm to Sagent, for which Sagent may obtain injunctive relief.

14.4 ARBITRATION: In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "Dispute"), the parties agree to resolve the same as follows:

(a) The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations.

(b) If the Dispute has not been resolved amicably within thirty (30) days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by final and binding arbitration in the City and county of Zurich, Switzerland, in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL"), as in effect on the date of this Agreement. The language to be used in the arbitration proceeding shall be English. The International Chamber of Commerce shall serve as the appointing authority. The arbitrators shall render a written award stating the reasons for the decision. Judgment on an arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement.

(c) Each of the parties hereto consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with paragraph (b) above. Such consent shall satisfy the requirements for an "agreement in writing" pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards, done at New York on June 10, 1958.

(d) Each of the parties hereby undertakes to carry out without delay the provisions of any arbitral award or decision.

14.5 NOTICES: All notices sent to the other party concerning this agreement shall be in English and addressed to the party at the address set out at the beginning of the Agreement. All notices sent to Owner shall be marked to the attention of Sagent.

15.       TERMINATION

15.1 NON PAYMENT OR INSOLVENCY: This Agreement may be terminated by either party, on notice to the other party upon (a) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts where such proceedings are not stayed or withdrawn within thirty (30) days, or upon (b) the other party's making an assignment for the benefit of creditors, or upon (c) the other party's dissolution or ceasing to conduct business in the normal course.

15.2 This Agreement shall remain in effect for the same period as the Distribution Agreement and no longer.

15.3 BREACH BY EITHER PARTY: This agreement may be terminated by either party hereunder if the other party fails to perform or observe any of the terms hereof on its part to be performed and observed and fails to remedy such breach within thirty days of a notice from the other party to remedy the same giving adequate particulars of the alleged default and of the intention of the party serving the notice to terminate this Agreement under this clause unless such default is made good or remedied within thirty (30) days. If either party waives its rights due to a breach of any provision of this Agreement such waiver shall not be construed as a continuing waiver of other breaches of the same or other provisions. User's agreement with any third party to distribute software and or services which are competitive with the Software and Services set out in this Agreement shall be deemed to be a breach of this Agreement and shall entitle Owner to terminate this Agreement on thirty days notice.

15.3.1 SALE TO THIRD PARTY: This Agreement shall terminate on the sale of User to any third party.

15.4 SAVING FOR ACCRUED RIGHTS: Any termination of this Agreement shall be without prejudice to the rights of either party against the other which may have accrued up to the date of such termination and notwithstanding termination, the obligations of each party not to disclose information received in confidence from the other party shall remain in effect.

15.5 RETURN OF MATERIALS: At the termination or expiration of this Agreement, User shall immediately return to Owner all materials which contain any of the Trade Marks or have had a Trade Mark affixed.

16.       ENTIRE AGREEMENT.

16.1 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior agreements, discussions, and understandings between them. No modification of or amendment to the Agreement, nor any waiver of any rights under this Agreement shall be effective unless in writing signed by an officer of Owner and User. The terms and conditions of this Agreement shall supersede the terms and conditions of User's purchase order, if any.

17.       LIMITATION OF LIABILITY:

17.1 Regardless of whether any remedy fails of its essential purpose, in no event will owner be liable for incidental, indirect, special or consequential damages, notwithstanding being aware of the possibility of such damages.

18.       SEVERABILITY.

18.1 If one of the provisions of this Agreement should be or become invalid, or if this Agreement should have an omission, this shall not affect the validity of the remaining provisions. In such an event, the parties are obliged to assist in the incorporation of provisions which form the closest possible economic equivalent to that which the parties would have agreed if they had been aware of the invalidity or if they had considered the point.

IN WITNESS THEREOF THE PARTIES HERETO HAVE CAUSED THIS INSTRUMENT TO BE DULY EXECUTED BY THEIR REPRESENTATIVES.


"OWNER"                                      "USER"
SAGENT
       ---------------------------

By:    /s/ THOMAS M. LOUNIBOS                By:    /s/ INES BERGHOF
       ---------------------------                  ------------------------
                                             Authorized Representative

Name:  THOMAS M. LOUNIBOS                    Name:  INES BERGHOF
       ---------------------------                  ------------------------

Title: EVP OF Sales                          Title: General Manager
       ---------------------------                  ------------------------

Date:  April 8, 1998                         Date:  April 8th, 1998
       ---------------------------                  ------------------------



                                       9
                   The terms and conditions of this Agreement

                                   EXHIBIT A

                                THE TRADE MARKS

          Sagent:   German Trade Mark Registration number:

          List of Trade Marks:

                                   EXHIBIT B

              THE RULES RELATING TO THE DISPLAY OF THE TRADE MARKS

          The following Trade Marks must always have the first usage in a document accompanied by the symbol "TM".

          List of Trade Marks:


          The Sagent corporate logo will be provided to User in electronic and printed form.


          Samples of each Trade Mark are attached

                                   EXHIBIT C

                                    SOFTWARE

          Server:             Data Movement Server
                              Web Link Server
                              Data Access Server

          Power User Tools:   Sagent Administration Tool
                              Sagent Design Studio Tool
                              Sagent Automation Tool

          End-User Tools:     Information Studio Tool
                              Analysis Tool
                              Reporting Tool
                              Crystal Reporting Tool
                              Statistical Tool

                                   EXHIBIT D

                        METHODS AND STANDARD OF QUALITY

                          To be added upon availability